                                                                     EXHIBIT 4.1

================================================================================

                                   INDENTURE

                           Dated as of August 6, 1999

                                     Among

                  MATTRESS DISCOUNTERS CORPORATION, as Issuer,

                          The GUARANTORS named herein

                                      and

                STATE STREET BANK AND TRUST COMPANY, as Trustee

                               __________________


                    12 5/8% Senior Notes due 2007, Series A
                    12 5/8% Senior Notes due 2007, Series B

================================================================================

                              CROSS-REFERENCE TABLE

Trust Indenture                                               Indenture
  Act Section                                                  Section
  -----------                                                  -------
(S) 310(a)(1)..............................................   7.10
      (a)(2)...............................................   7.10
      (a)(3)...............................................   N.A.
      (a)(4)...............................................   N.A.
      (a)(5)...............................................   N.A.
      (b)..................................................   7.08; 7.10; 13.02
      (c)..................................................   N.A.
(S) 311(a).................................................   7.11
      (b)..................................................   7.11
      (c)..................................................   N.A.
(S) 312(a).................................................   2.05
      (b)..................................................   11.03
      (c)..................................................   11.03
(S) 313(a).................................................   7.06
      (b)(1)...............................................   N.A.
      (b)(2)...............................................   N.A.
      (c)..................................................   7.06; 11.02
      (d)..................................................   7.06
(S) 314(a).................................................   4.10; 4.11; 11.02
      (b)..................................................   N.A.
      (c)(1)...............................................   11.04
      (c)(2)...............................................   11.04
      (c)(3)...............................................   N.A.
      (d)..................................................   N.A.
      (e)..................................................   11.05
      (f)..................................................   N.A.
(S) 315(a).................................................   7.01(b)
      (b)..................................................   7.05; 11.02
      (c)..................................................   7.01(a)
      (d)..................................................   7.01(c)
      (e)..................................................   6.11
(S) 316(a)(last sentence)..................................   2.09
      (a)(1)(A)............................................   6.05
      (a)(1)(B)............................................   6.04
      (a)(2)...............................................   N.A.
      (b)..................................................   6.07
      (c)..................................................   9.04
(S) 317(a)(1)..............................................   6.08
      (a)(2)...............................................   6.09
      (b)..................................................   2.04
(S) 318(a).................................................   12.01
----------------
N.A. means Not Applicable.
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.    Definitions...................................................1
SECTION 1.02.    Incorporation by Reference of Trust Indenture Act............30
SECTION 1.03.    Rules of Construction........................................31

                                   ARTICLE TWO

                                    THE NOTES

SECTION 2.01.    Form and Dating..............................................31
SECTION 2.02.    Execution and Authentication.................................32
SECTION 2.03.    Registrar and Paying Agent...................................33
SECTION 2.04.    Paying Agent To Hold Assets in Trust.........................34
SECTION 2.05.    Holder Lists.................................................34
SECTION 2.06.    Transfer and Exchange........................................34
SECTION 2.07.    Replacement Notes............................................35
SECTION 2.08.    Outstanding Notes............................................35
SECTION 2.09.    Treasury Notes...............................................36
SECTION 2.10.    Temporary Notes..............................................36
SECTION 2.11.    Cancellation.................................................37
SECTION 2.12.    Defaulted Interest...........................................37
SECTION 2.13.    CUSIP Number.................................................37
SECTION 2.14.    Deposit of Moneys............................................38
SECTION 2.15.    Book-Entry Provisions for Global Securities..................38
SECTION 2.16.    Registration of Transfers and Exchanges......................39
SECTION 2.17.    Issuance of Additional Notes.................................44

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.    Notices to Trustee...........................................45
SECTION 3.02.    Selection of Notes To Be Redeemed............................45
SECTION 3.03.    Notice of Redemption.........................................46
SECTION 3.04.    Effect of Notice of Redemption...............................46
SECTION 3.05.    Deposit of Redemption Price..................................47
SECTION 3.06.    Notes Redeemed in Part.......................................47

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.    Payment of Notes.............................................47
SECTION 4.02.    Maintenance of Office or Agency..............................48
SECTION 4.03.    Transactions with Affiliates.................................48
SECTION 4.04.    Incurrence of Indebtedness and Issuance of Preferred
                   Stock......................................................50
SECTION 4.05.    Disposition of Proceeds of Asset Sales.......................55
SECTION 4.06.    Limitation on Restricted Payments............................58
SECTION 4.07.    Corporate Existence..........................................62
SECTION 4.08.    Conduct of Business..........................................63
SECTION 4.09.    Notice of Defaults...........................................63
SECTION 4.10.    Compliance Certificate.......................................63
SECTION 4.11.    Provision of Financial Information...........................64
SECTION 4.12.    Change of Control............................................64
SECTION 4.13.    [Intentionally Omitted]......................................66
SECTION 4.14.    Limitation on Dividend and Other Payment Restrictions
                   Affecting Restricted Subsidiaries..........................66
SECTION 4.15.    Limitation on Liens..........................................67
SECTION 4.16.    Limitation on Guarantees by Restricted Subsidiaries..........68
SECTION 4.17.    Payment of Taxes and Other Claims............................68
SECTION 4.18.    Maintenance of Properties and Insurance......................69
SECTION 4.19.    Compliance with Laws.........................................69
SECTION 4.20.    Waiver of Stay, Extension or Usury Laws......................70

                                  ARTICLE FIVE

                         MERGERS; SUCCESSOR CORPORATION

SECTION 5.01.    Mergers, Sale of Assets, etc.................................70
SECTION 5.02.    Successor Corporation Substituted............................72

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.    Events of Default............................................72
SECTION 6.02.    Acceleration.................................................74
SECTION 6.03.    Other Remedies...............................................74
SECTION 6.04.    Waiver of Past Default.......................................75

SECTION 6.05.    Control by Majority..........................................75
SECTION 6.06.    Limitation on Suits..........................................76
SECTION 6.07.    Rights of Holders To Receive Payment.........................76
SECTION 6.08.    Collection Suit by Trustee...................................76
SECTION 6.09.    Trustee May File Proofs of Claim.............................77
SECTION 6.10.    Priorities...................................................77
SECTION 6.11.    Undertaking for Costs........................................77

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01.    Duties of Trustee............................................78
SECTION 7.02.    Rights of Trustee............................................79
SECTION 7.03.    Individual Rights of Trustee.................................80
SECTION 7.04.    Trustee's Disclaimer.........................................80
SECTION 7.05.    Notice of Defaults...........................................81
SECTION 7.06.    Reports by Trustee to Holders................................81
SECTION 7.07.    Compensation and Indemnity...................................81
SECTION 7.08.    Replacement of Trustee.......................................83
SECTION 7.09.    Successor Trustee by Merger, etc.............................84
SECTION 7.10.    Eligibility; Disqualification................................84
SECTION 7.11.    Preferential Collection of Claims Against Company............84

                                  ARTICLE EIGHT

                             DISCHARGE OF INDENTURE

SECTION 8.01.    Termination of Company's Obligations.........................84
SECTION 8.02.    Application of Trust Money...................................86
SECTION 8.03.    Repayment to Company.........................................86
SECTION 8.04.    Reinstatement................................................87

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.      Without Consent of Holders.................................87
SECTION 9.02.      With Consent of Holders....................................88
SECTION 9.03.      Compliance with Trust Indenture Act........................89
SECTION 9.04.      Record Date for Consents and Effect of Consents............90
SECTION 9.05.      Notation on or Exchange of Notes...........................90

SECTION 9.06.      Trustee To Sign Amendments, etc............................90

                                   ARTICLE TEN

                                 NOTE GUARANTEE

SECTION 10.01.     Unconditional Note Guarantee...............................91
SECTION 10.02.     Severability...............................................92
SECTION 10.03.     Release of a Guarantor.....................................92
SECTION 10.04.     Limitation of Guarantor's Liability........................92
SECTION 10.05.     Contribution...............................................93
SECTION 10.06.     Execution of Note Guarantee................................93
SECTION 10.07.     Subordination of Subrogation and Other Rights..............93

                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

SECTION 11.01.     Trust Indenture Act Controls...............................94
SECTION 11.02.     Notices....................................................94
SECTION 11.03.     Communications by Holders with Other Holders...............95
SECTION 11.04.     Certificate and Opinion as to Conditions Precedent.........95
SECTION 11.05.     Statements Required in Certificate.........................96
SECTION 11.06.     Rules by Trustee, Paying Agent, Registrar..................96
SECTION 11.07.     Governing Law..............................................96
SECTION 11.08.     No Recourse Against Others.................................96
SECTION 11.09.     Successors.................................................97
SECTION 11.10.     Counterpart Originals......................................97
SECTION 11.11.     Severability...............................................97
SECTION 11.12.     No Adverse Interpretation of Other Agreements..............97
SECTION 11.13.     Legal Holidays.............................................97
SIGNATURES         ..........................................................S-1
EXHIBIT A        Form of Series A Note.......................................A-1
EXHIBIT B        Form of Series B Note.......................................B-1
EXHIBIT C        Form of Legend for Global Securities........................C-1
EXHIBIT D        Form of Transfer Certificate................................D-1
EXHIBIT E        Form of Transfer Certificate for Institutional
                   Accredited Investors......................................E-1
EXHIBIT F        Form of Transfer Certificate for Regulation S Transfers.....F-1
-----------------

NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

          INDENTURE dated as of August 6, 1999, among MATTRESS DISCOUNTERS CORPORATION, a Delaware corporation (the "Company"), the GUARANTORS named herein
                                          -------
and STATE STREET BANK AND TRUST COMPANY, as trustee (the "Trustee").
                                                          -------

          The Company has duly authorized the creation of an issue of $140,000,000 in aggregate principal amount of its 12 5/8% Series A Senior Notes due 2007 in the form of Initial Notes (as defined below) and, if and when issued in connection with a registered exchange for such Initial Notes, 12 5/8% Series B Senior Notes due 2007 in the form of Exchange Notes (as defined below) and, if and when issued in connection with a Private Exchange (as defined below) for such Initial Notes, 12 5/8% Senior Private Exchange Notes due 2007 in the form of Private Exchange Notes (as defined below), and such Additional Notes (as defined below) that the Company may from time to time choose to issue pursuant to this Indenture, and, to provide therefor, the Company and the Guarantors have duly authorized the execution and delivery of this Indenture.

          Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes:

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

          "144A Global Security" means a permanent global security in registered
           --------------------
form representing the aggregate principal amount of Notes sold in reliance on Rule 144A.

          "Acquired Indebtedness" means Indebtedness of a Person or any of its
           ---------------------
Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or that is assumed by the Company or any of its Restricted Subsidiaries in connection with the acquisition of assets from such Person, in each case excluding any Indebtedness incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition.

          "Additional Notes" means, subject to the Company's compliance with
           ----------------
Section 4.04, 12 5/8% Series A, Series B or any other series of Senior Notes due 2007 issued from time to time after the Issue Date under the terms of this Indenture (other than issuances pursuant to Section 2.07, 2.10, 3.06, 4.05, 4.12 or 9.05 of this Indenture and other than Exchange Notes or Private Exchange Notes issued pursuant to an exchange offer for other Notes outstanding under this Indenture).

          "Affiliate" means a Person who directly or indirectly through one or
           ---------
more intermediaries controls, or controlled by, or is under common control with, the Company. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, (i) no Person (other than the Company or any Subsidiary of the Company) in whom a Securitization Entity makes an Investment in connection with a Qualified Securitization Transaction shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment and (ii) neither Chase Securities Inc. nor any of its Affiliates shall be Affiliates of the Company.

          "Affiliate Transaction" has the meaning provided in Section 4.03.
           ---------------------

          "Agent" means any Registrar, Paying Agent or co-Registrar.
           ----

          "all or substantially all" shall have the meaning given such phrase in
           ------------------------
the Revised Model Business Corporation Act.

          "Asset Acquisition" means:
           -----------------

          (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company; or

          (b) the acquisition by the Company or any Restricted Subsidiary of the Company of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

          "Asset Sale" means any direct or indirect sale, issuance, conveyance,
           ----------
transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries to any Person other than the Company or a Restricted Subsidiary of the Company of:

          (a)  any Capital Stock of any Restricted Subsidiary of the Company; or

          (b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business;

provided, however, that Asset Sales shall not include:

          (i) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million;

          (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted by
     Section 5.01 or any disposition that constitutes a Change of Control;

          (iii) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

          (iv) the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customary in the industry;

          (v) the licensing of intellectual property in the ordinary course of business;

          (vi) disposals or replacements of obsolete, uneconomical, negligible, worn-out or surplus property in the ordinary course of business;

          (vii) the sale, lease, conveyance, disposition or other transfer by the Company or any Restricted Subsidiary of assets or property to one or more Restricted Subsidiaries in connection with Investments permitted by
     Section 4.06; or

          (viii) sales of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Entity for the fair market value thereof, including cash in an amount at least equal to 75% of the fair market value thereof.

For the purposes of clause (viii) above, Purchase Money Notes shall be deemed to be cash.

          "Bankruptcy Law" has the meaning provided in Section 6.01.
           --------------

          "Board of Directors" means the Board of Directors of the Company or
           ------------------
any Guarantor, as the case may be, or any authorized committee of such Board of Directors.

          "Board Resolution" means, with respect to any Person, a duly adopted
           ----------------
resolution of the Board of Directors of such Person.

          "Business Day" means each day which is not a Saturday, Sunday or a day
           ------------
on which banking institutions are not required to be open in the States of New York or Connecticut or the Commonwealth of Massachusetts.

          "Capital Lease Obligation" means, at the time any determination
           ------------------------
thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "Capital Stock" means:
           -------------

          (i)    in the case of a corporation, corporate stock;

          (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Equivalents" means:
           ----------------

          (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

          (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

          (iii) commercial paper maturing no more than one year from the date of creation thereof and at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

          (iv) certificates of deposit or bankers' acceptances (or, with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia, Japan or any member of the European Economic Community or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $200.0 million;

          (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause
     (iv) above; and

          (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

          "Change of Control" means the occurrence of one or more of the
           ----------------
following events:

          (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons, as defined in Section 13(d) of the Exchange Act (a "Group"), whether or not otherwise
                                              -----
     in compliance with the provisions of this Indenture, other than Bain Capital, Inc. and its Affiliates and members of the Permitted Group;

          (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture);

          (iii) any Person or Group (other than Bain Capital, Inc. and its Affiliates and members of the Permitted Group) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Voting Stock of the Company or any successor to all or substantially all of its assets; or

          (iv) the first day on which a majority of the members of the Board of Directors of the Company or Parent are not Continuing Directors.

          "Change of Control Offer" shall have the meaning provided in Section
           -----------------------
4.12.

          "Change of Control Payment" shall have the meaning provided in Section
           -------------------------
4.12.

          "Change of Control Payment Date"  shall have the meaning provided in
           ------------------------------
Section 4.12.

          "Company" means the Person named as the "Company" in the first
           -------
paragraph of this Indenture until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor.

          "Company Request" or "Company Order" means a written request or order
           ---------------      -------------
signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President, a Vice President or its Treasurer, and by an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Consolidated EBITDA" means, with respect to any Person, for any
           -------------------
period, the sum (without duplication) of such Person's (i) Consolidated Net Income; and (ii) to the extent Consolidated Net Income has been reduced thereby,
(A) all income taxes and foreign withholding taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period,
(B) Consolidated Interest Expense, (C) Consolidated Noncash Charges, and (D) any payments related to (x) addressing the Company's or any of its Subsidiaries' "Year 2000" information systems issues expensed in accordance with GAAP or (y) "reengineering" efforts relating to the installation of the Company's point of sale system expensed in accordance with GAAP and pursuant to the Financial Accounting Standards Board's (FASB) Emerging Issues Task Force (EITF) Issue No. 97-13: "Accounting for Costs Incurred in Connection with a Consulting Contract or an Internal Project that Combines Business Process Re-engineering and Information Technology Transformation"; provided, however, that the aggregate amount of such payments in (x) and (y) above shall not exceed $2.4 million and shall be made on or prior to December 31, 2001.

          With respect to the calculation of Consolidated EBITDA for any period prior to the expiration of the first Four-Quarter Period subsequent to the Issue Date, Consolidated EBITDA shall be calculated on a pro forma basis for the Recapitalization in accordance with Article 11 of Regulation S-X under the Securities Act as if the Recapitalization were consummated on the first day of the relevant Four-Quarter Period.

          "Consolidated Fixed Charge Coverage Ratio" means, with respect to any
           ----------------------------------------
Person, the ratio of Consolidated EBITDA of such Person during the most recent four full fiscal quarters for which internal financial statements are available (the "Four-Quarter Period") ending on or prior to the date of the transaction
      -------------------
giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for
            ----------------
the Four-Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, Consolidated EBITDA and Consolidated Fixed Charges shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

          (i) the incurrence of any Indebtedness or the issuance of any preferred stock of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other preferred stock occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter period; and

          (ii) any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such

     Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any Pro Forma Cost Savings) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period.

          If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating Consolidated Fixed Charges for purposes of determining the denominator (but not the numerator) of this Consolidated Fixed Charge Coverage Ratio:

          (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter and shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

          (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

          (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

          "Consolidated Fixed Charges" means, with respect to any Person for any
           --------------------------
period, the sum, without duplication, of:

          (i) Consolidated Interest Expense (before amortization or write-off of debt issuance costs and before amortization of original issue discount relating to the offering of Initial Notes and warrants to purchase common stock of the Parent on the Issue Date);

          (ii) the amount of all dividend payments on any series of preferred stock or Disqualified Stock of such Person (other than dividends paid in Qualified Capital Stock); and

          (iii)  the amount of all dividend payments on:

                 (x) any series of preferred stock of any Restricted Subsidiary of such Person; and

                 (y) any Refunding Capital Stock of such Person, to the extent paid pursuant to the terms of clause (2) of Section 4.06(b).

          "Consolidated Interest Expense" means, with respect to any Person for
           -----------------------------
any period, the sum, without duplication, of:

          (i) the aggregate of all cash and non-cash interest expense with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, including the net costs associated with Interest Swap Obligations, for such period determined on a consolidated basis in conformity with GAAP;

          (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; and

          (iii) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" of the Company means, for any period, the
           -----------------------
aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

          (a) gains and losses from Asset Sales (without regard to the $1.0 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto and the related tax effects according to GAAP;

          (b) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

          (c) items classified as a cumulative effect accounting change or as extraordinary, unusual or nonrecurring gains and losses (including, without limitation, severance, relocation and other restructuring costs), and the related tax effects according to GAAP;

          (d) the net income (or loss) of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Restricted Subsidiary of the Company or is merged or consolidated with the Company or any Restricted Subsidiary of the Company;

          (e) the net income of any Restricted Subsidiary of the Company to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of the Company of that income is restricted by contract, operation of law or otherwise;

          (f) the net loss of any Person, other than a Restricted Subsidiary of the Company;

          (g) the net income of any Person, other than a Restricted Subsidiary of the Company, except to the extent of cash dividends or distributions paid to the Company or a Restricted Subsidiary of the Company by such Person;

          (h) only for purposes of clause (c)(i) of Section 4.06(a), any amounts included pursuant to clause (c)(iii) of Section 4.06(a); and

          (i) one-time non-cash compensation charges, including any arising from existing stock options resulting from any merger, acquisition or recapitalization transaction.

          For purposes of clause (c)(i) of Section 4.06(a), Consolidated Net Income shall be reduced by any cash dividends paid with respect to any series of Designated Preferred Stock.

          "Consolidated Noncash Charges" means, with respect to any Person for
           ----------------------------
any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period, determined on a consolidated basis in accordance with GAAP, excluding any such non-cash charge constituting an extraordinary item or loss or any such non-cash charge which requires an accrual of or a reserve for cash charges for any future period.

          "Continuing Directors" means, as of any date of determination, any
           --------------------
member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated for election or elected to such Board of Directors by any of the Principals or with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

          "Corporate Trust Office of the Trustee" shall be at the address of the
           -------------------------------------
Trustee specified in Section 11.02 or such other address as the Trustee may give notice to the Company.

          "Currency Agreement" means any foreign exchange contract, currency
           ------------------
swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

          "Custodian" has the meaning provided in Section 6.01.
           ---------

          "Default" means any event that is or with the passage of time or the
           ------
giving of notice or both would be an Event of Default.

          "Depository" means, with respect to the Notes issued in the form of
           ----------
one or more Global Securities, The Depository Trust Company or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

          "Designated Noncash Consideration" means any non-cash consideration
           --------------------------------
received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of the Company or such Restricted Subsidiary. Such Officers' Certificate shall state the basis of such valuation, which shall be a report of a nationally recognized investment banking firm with respect to the receipt in one or a series of related transactions of Designated Noncash Consideration with a fair market value in excess of $10.0 million.

          "Designated Preferred Stock" means Preferred Stock that is so
           --------------------------
designated as Designated Preferred Stock, pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of the Company, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (c)(ii) of Section 4.06(a).

          "Disqualified Stock" means any Capital Stock that, by its terms (or by
           ------------------
the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described under Section 4.06.

          "Equity Interests" means Capital Stock and all warrants, options or
           ----------------
other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "Equity Offering" means any offering of Qualified Capital Stock of
           ---------------
Parent or the Company; provided that, in the event of any Equity Offering by Parent, Parent contributes to the common equity capital of the Company (other than as Disqualified Stock) the portion of the net cash proceeds of such Equity Offering necessary to pay the aggregate redemption price (plus accrued interest to the redemption date) of the Notes to be redeemed.

          "Event of Default" see Section 6.01.
           ----------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
and the rules and regulations promulgated by the SEC thereunder.

          "Exchange Notes" means (i) the 12 5/8% Senior Notes due 2007, Series
           --------------
B, to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement and (ii) Additional Notes, if any, issued in the form of 12 5/8% Senior Notes due 2007, Series B, or other series of 12 5/8% Senior Notes due 2007 issued pursuant to a registration statement filed with the SEC under the Securities Act.

          "Expiration Date" has the meaning set forth in the definition of
           ---------------
"Offer to Purchase" below.

          "Final Maturity Date" means July 15, 2007.
           -------------------

          "Final Offering Memorandum" means the Offering Memorandum dated August
           -------------------------
6, 1999 setting forth information concerning the Company and the Notes.

          "Four-Quarter Period" has the meaning specified in the definition of
           -------------------
"Consolidated Fixed Charge Coverage Ratio."

          "Funding Guarantor" has the meaning provided in Section 10.05.
           -----------------

          "GAAP" means generally accepted accounting principles set forth in the
           ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

          "Global Securities" means one or more 144A Global Securities,
           -----------------
Regulation S Global Securities or IAI Global Securities.

          "Guarantee" means a guarantee (other than by endorsement of negotiable
           ---------
instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "Guarantor" means (i) each Restricted Subsidiary in existence on the
           ---------
Issue Date listed on the signature pages to this Indenture and (ii) each other Restricted Subsidiary, formed, created or acquired before or after the Issue Date, required to become a Guarantor after the Issue Date, in each case subject to Section 4.16.

          "Hedging Obligations" means, with respect to any Person, the
           -------------------
obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements (including Interest Swap Obligations); and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates (including Currency Agreements).

          "Holders" means the registered holders of the Notes.
           -------

          "IAI Global Security" means a permanent global security in registered
           -------------------
form representing the aggregate principal amount of Notes transferred after the Issue Date to Institutional Accredited Investors.

          "incur" has the meaning provided in Section 4.04(a).
           -----

          "Indebtedness" means, with respect to any Person, any indebtedness of
           ------------
such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with

GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. Indebtedness shall also include all Disqualified Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness. For purposes of calculating the amount of Indebtedness of a Securitization Entity outstanding as of any date, the face or notional amount of any interest in receivables or equipment that is outstanding as of such date shall be deemed to be Indebtedness but any such interests held by Affiliates of such Securitization Entity shall be excluded for purposes of such calculation. For purposes of this definition, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Stock.

          "Indenture" means this Indenture, as amended or supplemented from time
           ---------
to time.

          "Initial Notes" means (i) the 12 5/8% Senior Notes due 2007, Series A,
           -------------
of the Company and (ii) Additional Notes, if any, issued in the form of 12 5/8% Senior Notes due 2007, Series A, or other series of 12 5/8% Senior Notes due 2007 issued in a transaction exempt from the registration requirements of the Securities Act.

          "Initial Purchasers" means Chase Securities Inc., CIBC World Markets
           ------------------
Corp. and BancBoston Robertson Stephens Inc.

          "Institutional Accredited Investor" means an institution that is an
           ---------------------------------
"accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "interest" means, with respect to the Notes, the sum of any cash
           --------
interest and any liquidated damages payable on the Notes pursuant to the Registration Rights Agreement.

          "Interest Payment Date" means each semiannual interest payment date on
           ---------------------
January 15 and July 15 of each year, commencing January 15, 2000.

          "Interest Record Date" for the interest payable on any Interest
           --------------------
Payment Date (except a date for payment of defaulted interest) means the January 1 or July 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

          "Interest Swap Obligations" means the obligations of any Person,
           -------------------------
pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Persons calculated by applying a fixed or a floating rate of interest on the same notional amount.

          "Investments" means, with respect to any Person, all investments by
           -----------
such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in Section 4.06(d).

          "Issue Date" means August 6, 1999.
           ----------

          "Lien" means, with respect to any asset, any mortgage, lien, pledge,
           ----
charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Marketable Securities" means publicly traded debt or equity
           ---------------------
securities that are listed for trading on a national securities exchange and that were issued by a corporation whose debt securities are rated in one of the three highest rating categories by either S&P or Moody's.

          "Moody's" means Moody's Investors Service, Inc.
           -------

          "Net Cash Proceeds" means the aggregate cash proceeds received by the
           -----------------
Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

          "Net Proceeds Offer" shall have the meaning provided in Section 4.05.
           ------------------

          "Net Proceeds Offer Amount" shall have the meaning provided in Section
           -------------------------
4.05.

          "Net Proceeds Offer Payment Date" shall have the meaning provided in
           -------------------------------
Section 4.05.

          "Net Proceeds Offer Trigger Date" shall have the meaning provided in
           -------------------------------
Section 4.05.

          "Non-Recourse Debt" means Indebtedness:
           -----------------

          (i)    as to which neither the Company nor any of its Restricted
     Subsidiaries:

                 (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness);

                 (b) is directly or indirectly liable (as a guarantor or otherwise); or

                 (c) constitutes the lender;

          (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

          "Note Guarantee" means the Guarantee of the Notes by the Guarantors
           --------------
pursuant to Article Ten of this Indenture.

          "Notes" means, collectively, the Initial Notes, the Private Exchange
           -----
Notes and the Unrestricted Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms of this Indenture.

          "Obligations" means any principal, interest (including, without
           -----------
limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Offer to Purchase" means a written offer (the "Offer") sent by or on
           -----------------                              -----
behalf of the Company by first-class mail, postage prepaid, to each Holder at his address appearing in the register for the Notes on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture if so required). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to
                                             ---------------
Purchase, which shall be not less than 30 days nor more than 60 days after the date of such Offer, and a settlement date (the "Purchase Date") for purchase of
                                                -------------
Notes to occur no later than five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

                 (1) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

                 (2)  the Expiration Date and the Purchase Date;

                 (3) the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of this Indenture requiring the Offer to Purchase) (the "Purchase Amount");
                                                 ---------------
                 (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");
                                                      --------------

                 (5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

                 (6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

                 (7) that interest on any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

                 (8) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

                 (9) that each Holder electing to tender all or any portion of a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

                 (10) that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 principal amount or integral multiples thereof shall be purchased); and

                 (11) that in the case of any Holder whose Note is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

                 An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

                 "Officer" means the Chairman, any Vice Chairman, the President,
                  -------
                 any Vice President, the Chief Financial Officer, the Treasurer, or the Secretary of the Company.

          "Officers' Certificate" means a certificate signed by two Officers or
           ---------------------
by an Officer and an Assistant Treasurer or Assistant Secretary of the Company complying with Sections 11.04 and 11.05.

          "Opinion of Counsel" means a written opinion delivered to the Trustee
           ------------------
from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "Parent" means Mattress Discounters Holding Corporation, a Virginia
           ------
corporation.

          "Participant" has the meaning provided in Section 2.15.
           -----------

          "Paying Agent" has the meaning provided in Section 2.03.
           ------------

          "Permitted Business" means any business (including stock or assets)
           ------------------
that derives a majority of its revenues from the manufacture, distribution and sale of mattresses, foundation and other bedding products and activities that are reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company and its Restricted Subsidiaries are engaged on the date of this Indenture.

          "Permitted Domestic Subsidiary Preferred Stock" means any series of
           ---------------------------------------------
Preferred Stock of a U.S. Subsidiary of the Company that constitutes Qualified Capital Stock and has a fixed dividend rate, the liquidation value of all series of which, when combined with the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries incurred pursuant to clause (xvi) of the definition of "Permitted Indebtedness," does not exceed $10.0 million.

          "Permitted Group" means any group of investors deemed to be a "person"
           ---------------
(as such term is used in Section 13(d)(3) of the Exchange Act) by virtue of the Shareholders Agreement, as the same may be amended, modified or supplemented from time to time; provided that:

          (i) Bain Capital, Inc. or one of its Affiliates is a party to such Shareholders Agreement;

          (ii) no Person party to the Shareholders Agreement as so amended, supplemented or modified from time to time (other than Bain Capital, Inc. and its Affiliates), together with its Affiliates, owns, directly or indirectly, beneficially, or of record, shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Voting Stock of the Company or any successor to all or substantially all of its assets; and

          (iii) no Person party to the Shareholders Agreement as so amended, supplemented or modified from time to time (other than Bain Capital, Inc. and its Affiliates), together with its Affiliates, has the right, pursuant to the Shareholders Agreement (as so amended, supplemented or modified) or otherwise to designate more than 50% of the members of the Board of Directors of the Company or Parent.

          "Permitted Indebtedness" has the meaning provided in Section 4.04(a).
           ----------------------

          "Permitted Investments" means:
           ---------------------

          (i) Investments by the Company or any Restricted Subsidiary of the Company in any Restricted Subsidiary of the Company that is a Guarantor for so long as it remains a Guarantor or any Wholly Owned Restricted Subsidiary for so long as it remains a Wholly Owned Restricted Subsidiary (whether existing on the Issue Date or created thereafter) or in any other Person (including by means of any transfer of cash or other property) if as a result of such Investment such Person shall become a Restricted Subsidiary of the Company that is a Guarantor or a Wholly Owned Restricted Subsidiary and Investments in the Company by any Restricted Subsidiary of the Company;

          (ii)   cash and Cash Equivalents;

          (iii)  Investments existing on the Issue Date;

          (iv) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business;

          (v) accounts receivable created or acquired in the ordinary course of business;

          (vi) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's businesses and otherwise in compliance with this Indenture;

          (vii) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

          (viii) Guarantees by the Company of Indebtedness otherwise permitted to be incurred by Restricted Subsidiaries of the Company that are Guarantors under this Indenture;

          (ix) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (ix) that are at that time outstanding, not to exceed 5.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (x) any Investment by the Company or a Subsidiary of the Company in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided that any Investment in a Securitization Entity is in the form of a Purchase Money Note or an equity interest;

          (xi) Investments the payment for which consists exclusively of Qualified Capital Stock of the Company; and

          (xii) Investments received by the Company or its Restricted Subsidiaries as consideration for asset sales, including Asset Sales; provided that in the case of an Asset Sale, such Asset Sale is effected in compliance with the covenant described under Section 4.05.

          "Permitted Liens" means the following types of Liens:
           ---------------

          (i) Liens for taxes, assessments or governmental charges or claims either

              (a)  not delinquent or

              (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (iv) judgment Liens not giving rise to an Event of Default;

          (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

          (vi) any interest or title of a lessor under any Capital Lease Obligation;

          (vii) purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business; provided, however, that

               (A) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired and

               (B) the Lien securing such Indebtedness shall be created with 90 days of such acquisition;

          (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

          (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

          (xi) Liens securing Interest Swap Obligations or Currency Agreement which Interest Swap Obligations or Currency Agreement relate to Indebtedness that is otherwise permitted under this Indenture;

          (xii)  Liens securing Indebtedness incurred in reliance on clause
     (vii) of Section 4.04(b) so long as such Liens extend to no assets other than the assets acquired;

          (xiii) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations that do not in the aggregate exceed $5.0 million at any one time outstanding;

          (xiv) Liens on assets transferred to a Securitization Entity or on assets of a Securitization Entity, in either case incurred in connection with a Qualified Securitization Transaction;

          (xv) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

          (xvi) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

          (xvii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customer duties in connection with the importation of goods;

          (xviii) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; and

          (xix) Liens existing on the Issue Date, together with any Liens securing Indebtedness incurred in reliance on clause (xiii) of the definition of "Permitted Indebtedness" in order to refinance the Indebtedness secured by Liens existing on the Issue Date; provided that the Liens securing the refinancing Indebtedness shall not extend to property other than that pledged under the Liens securing the Indebtedness being refinanced.

          "Person" means any individual, corporation, partnership, joint
           ------
venture, association, joint-stock company, limited liability company, limited liability limited partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Physical Securities" means one or more certificated Notes in
           -------------------
registered form.

          "Private Exchange" means the offer by the Company, pursuant to a
           ----------------
Registration Rights Agreement, to the Initial Purchasers to issue and deliver to the Initial Purchasers, in exchange for the Initial Notes held by the Initial Purchasers as part of its initial distribution, a like aggregate principal amount of Private Exchange Notes.

          "Private Exchange Notes" means the 12 5/8% of Senior Notes due 2007,
           ----------------------
if any, to be issued pursuant to a Registration Rights Agreement to the Initial Purchasers or any other underwriters or initial purchasers in a Private Exchange.

          "Private Placement Legend" means the legend initially set forth on the
           ------------------------
Initial Notes in the form set forth on Exhibit A hereto.
                                       ---------

          "Pro Forma Cost Savings" means, with respect to any period, the
           ----------------------
reduction in costs that would have been achieved during the Four-Quarter Period or after the end of the Four-Quarter Period and on or prior to the Transaction Date that are (i) directly attributable to an Asset Acquisition and calculated on a basis that is consistent with Regulation S-X under the Securities Act or
(ii) implemented or to be implemented within six months of the date of the Asset Acquisition and that are supportable and quantifiable by the underlying accounting records of such business, as if, in the case of each of clause (i) and (ii), all such reductions in costs had been effected as of the beginning of such period.

          "Productive Assets" means assets (including Capital Stock) that are
           -----------------
used or usable by the Company and its Restricted Subsidiaries in Permitted Businesses.

          "Purchase Agreement" means (i) with respect to the Initial Notes
           ------------------
issued on August 6, 1999, the Purchase Agreement dated as of August 3, 1999 by and among the Company, the Guarantors and the Initial Purchasers and (ii) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Company, the Guarantors, if any, and the person purchasing Additional Notes.

          "Purchase Money Note" means a promissory note of a Securitization
           -------------------
Entity evidencing a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary of the Company in connection with a Qualified Securitization Transaction, which note shall be repaid from cash available to the Securitization Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables or newly acquired equipment.

          "Qualified Capital Stock" means any Capital Stock that is not
           -----------------------
Disqualified Stock.

          "Qualified Institutional Buyer" or "QIB" means a "qualified
           -----------------------------      ---
institutional buyer" as that term is defined in Rule 144A under the Securities Act.

          "Qualified Securitization Transaction" means any transaction or series
           ------------------------------------
of transactions pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (b) any other Person (in case of a transfer by a Securitization Entity), or may grant a security interest in, any accounts receivable or equipment (whether now existing or arising or acquired in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable and equipment, all contracts and contract rights and all Guarantees or other obligations in respect such accounts receivable and equipment, proceeds of such accounts receivable and equipment and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and equipment.

          "Recapitalization" has the meaning ascribed to such term in the
           ----------------
Purchase Agreement with respect to the Initial Notes issued on August 6, 1999.

          "Redemption Date," when used with respect to any Note to be redeemed,
           ----------------
means the date fixed for such redemption pursuant to this Indenture.

          "redemption price," when used with respect to any Note to be redeemed,
           ----------------
means the price fixed for such redemption pursuant to this Indenture.

          "Refinancing Indebtedness" shall have the meaning provided in clause
           ------------------------
(xiv) of the second paragraph of Section 4.04.

          "Refinancings" shall have the meaning provided in clause (xiv) of the
           ------------
second paragraph of Section 4.04.

          "Registrar" has the meaning provided in Section 2.03.
           ---------

          "Registration" means a registered exchange offer pursuant to a
           ------------
Registration Rights Agreement for the Initial Notes by the Company or other registration of the Notes under the Securities Act pursuant to a Registration Rights Agreement.

          "Registration Rights Agreement" means (i) with respect to the Initial
           -----------------------------
Notes issued on August 6, 1999, the Exchange and Registration Rights Agreement dated as of August 6, 1999 by and among the Company, the Guarantors and the Initial Purchasers and (ii) with respect to each issuance of Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company, the Guarantors, if any, and the Persons purchasing such Additional Notes under the related Purchase Agreement.

          "Regulation S" means Regulation S under the Securities Act.
           ------------

          "Regulation S Global Security" means a permanent global security in
           ----------------------------
registered form representing the aggregate principal amount of Notes sold in reliance on Regulation S under the Securities Act.

          "Retired Capital Stock" has the meaning provided in Section 4.06.
           ---------------------

          "Refunding Capital Stock" has the meaning provided in Section 4.06.
           -----------------------

          "Required Premiums" shall have the meaning, provided in clause (xiv)
           -----------------
of the second paragraph of Section 4.04.

          "Restricted Investment" means an Investment other than a Permitted
           ---------------------
Investment.

          "Restricted Payment" has the meaning provided in Section 4.06.
           ------------------

          "Restricted Security" has the meaning set forth in Rule 144(a)(3)
           -------------------
under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Security.

          "Restricted Subsidiary" of a Person means any Subsidiary of the
           ---------------------
referent Person that is not an Unrestricted Subsidiary.

          "Rule 144A" means Rule 144A under the Securities Act.
           ---------

          "S&P" means Standard & Poor's.
           ---

          "SEC" or "Commission" means the Securities and Exchange Commission.
           ---      ----------

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations promulgated by the SEC thereunder.

          "Securitization Entity" means a Wholly Owned Subsidiary of the Company
           ---------------------
(or another Person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable or equipment and related assets) that engages in no activities other than in connection with the financing of accounts receivable or equipment and that is designated by the Board of Directors of the Company (as provided below) as a Securitization Entity,

          (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which

          (i) is guaranteed by the Company or any Restricted Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization

          (ii) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings; or

          (iii) subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

          (b) with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity; and

          (c) to which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

          "Seller Note" means, collectively, the Junior Subordinated Promissory
           -----------
Notes dated as of the Issue Date issued by Parent to the sellers in the Recapitalization.

          "Senior Credit Facility" mean that certain Credit Agreement, dated as
           ----------------------
of the Issue Date, by and among the Company, Parent, the Guarantors, BankBoston, N.A. and Canadian Imperial Bank of Commerce, as Co-Agents, The Chase Manhattan Bank, as Administrative Agent, and the financial institutions party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (including any amendment and restatement thereof), modified, renewed, refunded, replaced, refinanced or restructured (including, without limitation, any amendment increasing the amount of available borrowing thereunder) from time to time and whether with the same or any other agent, lender or group of lenders.

          "Shareholders Agreement" means, collectively, that certain
           ----------------------
shareholders agreement and that certain voting agreement, each dated as of the Issue Date, among Bain Capital, Inc. and the other shareholders of Parent named as parties therein from time to time.

          "Significant Subsidiary" means any Subsidiary that would be a
           ----------------------
"significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

          "Standard Securitization Undertakings" means representations,
           ------------------------------------
warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company that are reasonably customary in an accounts receivable or equipment transactions.

          "Stated Maturity" means, with respect to any installment of interest
           ---------------
or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "Subordinated Indebtedness" means, with respect to the Company or any
           -------------------------
Guarantor, any Indebtedness of the Company or such Guarantor, as the case may be, which is expressly subordinated in right of payment to the Notes or such Guarantor's Note Guarantee, as the case may be.

          "Subsidiary" means, with respect to any Person, (i) any corporation,
           ----------
association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof), but shall not include any Unrestricted Subsidiary.

          "Tax Allocation Agreement" means the tax allocation agreement dated as
           ------------------------
of the Issue Date among the Parent, any holding company of the Parent, the Company and the Company's Subsidiaries.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S)
           ---
77aaa-77bbbb), as amended, as in effect on the Issue Date (except as provided in
Section 9.03) until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA.

                                     -28_

          "Total Assets" means the total consolidated assets of the Company and
           ------------
its Restricted Subsidiaries, as set forth on the Company's most recent consolidated balance sheet, adjusted to give effect to any acquisitions or dispositions since the date of such balance sheet (including any acquisitions for which Indebtedness is proposed to be incurred).

          "Total Tangible Assets" means Total Assets minus goodwill and other
           ---------------------
intangibles and deferred tax assets.

          "Transaction Date" has the meaning specified in the definition of
           ----------------
"Consolidated Fixed Charge Coverage Ratio."

          "Trustee" means the party named as such in the first paragraph of this
           -------
Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "Trust Officer" means any officer within the corporate trust
           -------------
department (or any successor group of the Trustee) including any vice president, assistant vice president, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

          "United States Government Obligations" means direct non-callable
           ------------------------------------
obligations of the United States of America for the payment of which the full faith and credit of the United States is pledged.

          "Unrestricted Notes" means one or more Notes that do not and are not
           ------------------
required to bear the Private Placement Legend in the form set forth in Exhibit A
                                                                       ---------
hereto, including, without limitation, the Exchange Notes and any Notes registered under the Securities Act pursuant to and in accordance with a Registration Rights Agreement.

          "Unrestricted Subsidiary" means any Subsidiary that is designated by
           -----------------------
the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

          (a)  has no Indebtedness other than Non-Recourse Debt;

          (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

          (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

          (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

          (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

          Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by
Section 4.06. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under
Section 4.04, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if:

          (i) such Indebtedness is permitted under the covenant described under Section 4.04, calculated on a pro forma basis as if such designation had occurred at the beginning of the Four-Quarter Period;

          (ii) such Subsidiary shall execute a Note Guarantee and deliver an Opinion of Counsel, in each case, if required by Section 4.16; and

          (iii) no Default or Event of Default would be in existence following such designation.

          "U.S. Subsidiary" means any Restricted Subsidiary of the Company that
           ---------------
is incorporated in a State in the United States or the District of Columbia.

          "Voting Stock" of any Person as of any date means the Capital Stock of
           ------------
such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

          "Weighted Average Life to Maturity" means, when applied to any
           ---------------------------------
Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

          "Wholly Owned Restricted Subsidiary" of any Person means a Restricted
           ----------------------------------
Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

          "Wholly Owned Subsidiary" of any Person means a Subsidiary of such
           -----------------------
Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02.  Incorporation by Reference of Trust Indenture Act.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Notes.

          "indenture security holder" means a Holder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company or any other obligor on the Notes.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.  Rules of Construction.

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time, and any other reference in this Indenture to "generally accepted accounting principles" refers to GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5)  provisions apply to successive events and transactions; and

          (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE TWO


                                   THE NOTES

SECTION 2.01.  Form and Dating.

          The Initial Notes and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit A hereto, which is hereby
                                              ---------
incorporated in and expressly made a part of this Indenture. The Exchange Notes and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly
               ---------
made a part of this Indenture. The Notes may have notations, legends or endorsements (including the Note Guarantee) required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement (including the Note Guarantee) on them.
Each Note shall be dated the date of its issuance and shall show the date of its authentication.

          Notes offered and sold in reliance on Rule 144A and Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in Exhibit A hereto,
                                                               ---------
deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided with the Note Guarantees of the Guarantors endorsed thereon and shall bear the legend set forth in Exhibit C hereto. The aggregate principal amount of the Global
         ---------
Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided. Notes issued in exchange for interests in a Global Security pursuant to Section 2.16 may be issued in the form of Physical Securities in substantially the form set forth in Exhibit A.
                                    ---------

SECTION 2.02.  Execution and Authentication.

          Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature.

          If an Officer or an Assistant Secretary whose signature is on a Note was an Officer or an Assistant Secretary, as the case may be, at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

          A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall authenticate (i) Initial Notes for original issue in an aggregate principal amount not to exceed $140,000,000, (ii) Private Exchange Notes from time to time only in exchange for a like principal amount of Initial Notes and (iii) Unrestricted Notes from time to time only in exchange for (A) a like principal amount of Initial Notes or (B) a like principal amount of Private Exchange Notes, in each case upon a written order of the Company in the form of an Officers' Certificate. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Private Exchange Notes or Unrestricted Notes and whether the Notes are to be issued as Physical Securities or Global Securities and such other information as the Trustee may reasonably request. Additional Notes may be issued in accordance with Section
2.17. Any such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of an issuance of Additional Notes pursuant to Section 2.17 after the Issue Date, shall certify that such issuance will not be prohibited by Section 4.04.

          Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company and Affiliates of the Company.

          The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.  Registrar and Paying Agent.

          The Company shall maintain an office or agency, which shall be in the Borough of Manhattan, The City of New York, where (a) Notes may be presented or surrendered for registration of transfer or for exchange (the "Registrar"), (b)
                                                               ---------
Notes may be presented or surrendered for payment (the "Paying Agent") and (c)
                                                        ------------
notices and demands in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon notice to the Trustee, may appoint one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. Except as provided herein, the Company or any Guarantor may act as Paying Agent, Registrar or co-Registrar.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.07.

          The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

SECTION 2.04.  Paying Agent To Hold Assets in Trust.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes, and shall notify the Trustee of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent (if other than the Company), the Paying Agent shall have no further liability for such assets. If the Company, any Guarantor or any of their respective Affiliates acts as Paying Agent, it shall, on or before each due date of the principal of or interest on the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

SECTION 2.05.  Holder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee before each Interest Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.  Transfer and Exchange.

          Subject to the provisions of Sections 2.15 and 2.16, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations of the same series, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require pay-ment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other governmental charge payable upon exchanges or transfers pursuant to
Section 2.02, 2.10, 3.06, 4.05, 4.12, or 9.05). The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three hereof, except the unredeemed portion of any Note being redeemed in part.

          Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee and any Agent of the Company shall treat the person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Company, the Trustee nor any such Agent shall be affected by notice to the contrary. Any holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest in a Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book entry.

SECTION 2.07.  Replacement Notes.

          If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements for replacement of Notes are met. If required by the Company or the Trustee, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Note is replaced. The Company or the Trustee may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel.

          Every replacement Note is an additional obligation of the Company.

SECTION 2.08.  Outstanding Notes.

          Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by the Registrar, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 2.09, a Note does not cease to be outstanding because the Company, any Guarantor or any of their respective Affiliates holds the Note.

          If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

          If on a Redemption Date, Purchase Date or the Final Maturity Date the Paying Agent holds money sufficient to pay all of the principal and interest due on the Notes payable on that date, and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.  Treasury Notes.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, the Guarantors or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

          The Company shall notify the Trustee, in writing, when it, any Guarantor or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

SECTION 2.10.  Temporary Notes.

          Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated.

          Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to
Section 2.02 definitive Notes in exchange for temporary Notes.

SECTION 2.11.  Cancellation.

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel, and at the written direction of the Company, dispose of all Notes surrendered for transfer, exchange, payment or cancellation according to its standard procedures. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company or any Guarantor shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.  Defaulted Interest.

          The Company shall pay interest on overdue principal from time to time on demand at the rate of interest then borne by the Notes. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest then borne by the Notes.

          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company, or upon the written request of the Company, the Trustee, in the name of and at the expense of the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

          Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(b) shall be paid to Holders as of the Interest Record Date for the Interest Payment Date for which interest has not been paid.

SECTION 2.13.  CUSIP Number.

          The Company in issuing the Notes will use a "CUSIP" number and the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any changes in CUSIP numbers.

SECTION 2.14.  Deposit of Moneys.

          Prior to 12:00 noon New York City time on each Interest Payment Date, Redemption Date, Purchase Date and the Final Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Redemption Date, Purchase Date or Final Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Redemption Date, Purchase Date or Final Maturity Date, as the case may be.

SECTION 2.15.  Book-Entry Provisions for Global Securities.

          (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit C.
   ---------

          Members of, or participants in, the Depository ("Participants") shall
                                                           ------------
have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a beneficial owner in a Global Security.

          (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.16; provided, however, that Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Security and a successor Depository is not appointed by the Company within 90 days of such notice, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Notes as Physical Securities or (iii) an Event of Default has occurred and is con-tinuing and the Registrar has received a request from the Depository to issue Physical Securities.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

          (d) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Physical Securities of authorized denominations.

          (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph
(c) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

          (f) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes and the Trustee is entitled to rely upon any electronic instructions from beneficial owners to the Holder of any Global Security.

          (g) The Company, the Trustee and the Agents shall not be responsible for any acts or omissions of a Depository, for any Depository records of beneficial ownership interests or for any transactions of the Depository and beneficial owners.

SECTION 2.16.  Registration of Transfers and Exchanges.

          (a) Transfer and Exchange of Physical Securities. When Physical Securities are presented to the Registrar or co-Registrar with a request:

          (i)  to register the transfer of the Physical Securities; or

          (ii) to exchange such Physical Securities for an equal principal amount of Physical Securities of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this
Section 2.16 for such transactions are met; provided, however, that the Physical Securities presented or surrendered for registration of transfer or exchange:

          (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

          (II) in the case of Physical Securities the offer and sale of which have not been registered under the Securities Act, such Physical Securities shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

          (A) if such Physical Security is being delivered to the Registrar or co-Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (substantially in the form of Exhibit D hereto); or
                                                          ---------

          (B) if such Physical Security is being transferred to a QIB in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit D hereto); or
                                              ---------

          (C) if such Physical Security is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit D hereto)
                                                             ---------
                and a transferee letter of representation (substantially in the form of Exhibit E) hereto and, at the option of the Company, an
                        ---------
                Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

          (D) if such Physical Security is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a transferor
                                              ---------
                certificate for Regulation S transfers substantially in the form of Exhibit F hereto and, at the option of the Company, an
                   ---------
                Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

          (E) if such Physical Security is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (sub-
               stantially in the form of Exhibit D hereto) and,
                                                         -------
               at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

          (F) if such Physical Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Company,
                           ---------
               an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

          (b) Restrictions on Transfer of a Physical Security for a Beneficial Interest in a Global Security. A Physical Security the offer and sale of which has not been registered under the Securities Act may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar or co-Registrar of a Physical Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar or co-Registrar, together with:

          (A)  certification, substantially in the form of Exhibit D hereto,
                                                           ---------
               that such Physical Security is being transferred (I) to a QIB,
               (II) to an Accredited Investor or (III) in an offshore transaction in reliance on Regulation S and, with respect to (II) or (III), at the option of the Company, an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act; and

          (B) written instructions directing the Registrar or co-Registrar to make, or to direct the Depository to make, an endorsement on the applicable Global Security to reflect an increase in the aggregate amount of the Notes represented by the Global Security, then the Registrar or co-Registrar shall cancel such Physical Security and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the principal amount of Notes represented by the applicable Global Security to be increased accordingly. If no 144A Global Security, IAI Global Security or Regulation S Global Security, as the case may be, is then outstanding, the Company shall, unless either of the events in the proviso to
Section 2.15(b) have occurred and are continuing, issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate such a Global Security in the appropriate principal amount.

          (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor. Upon receipt by the Registrar or Co-Registrar of written instructions, or such other instruction as is customary for the Depository, from the Depository or its nominee, requesting the registration of transfer of an interest in a 144A Global Security, an IAI Global Security or Regulation S Global Security, as the case may be, to another type of Global Security, together with the applicable Global Securities (or, if the applicable type of Global Security required to represent the interest as requested to be obtained is not then outstanding, only the Global Security representing the interest being transferred), the Registrar or Co-Registrar shall reflect on its books and records (and the applicable Global Security) the applicable increase and decrease of the principal amount of Notes represented by such types of Global Securities, giving effect to such transfer. If the applicable type of Global Security required to represent the interest as requested to be obtained is not outstanding at the time of such request, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate a new Global Security of such type in principal amount equal to the principal amount of the interest requested to be transferred.

          (d) Transfer of a Beneficial Interest in a Global Security for a Physical Security.

          (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Physical Security; provided, however, that prior to the Registration, a transferee that is a QIB or Institutional Accredited Investor may not exchange a beneficial interest in a Global Security for a Physical Security. Upon receipt by the Registrar or co-Registrar of written instructions, or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person (subject to the previous sentence) having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Notes the offer and sale of which have not been registered under the Securities Act, the following additional information and documents:

          (A) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Company, an
                  ---------
                  Opinion of Counsel reasonably satisfactory to the Com-pany to the effect that such transfer is in compliance with the Securities Act; or

          (B) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the
                                 ---------
                  Company (except in the case of a transfer to a QIB), an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act, then the Registrar or co-Registrar will cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the aggregate principal amount of the applicable Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, the Trustee will authenticate and deliver to the transferee a Physical Security in the appropriate principal amount.

          (ii) Notes issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar or co-Registrar in writing. The Registrar or co-Registrar shall deliver such Physical Securities to the Persons in whose names such Physical Securities are so registered.

          (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (f) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Notes that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Notes without the Private Placement Legend if, (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act; (ii) such Note has been sold pursuant to an effective registration statement under the Securities Act (including pursuant to a Registration); or (iii) the date of such transfer, exchange or replacement is two years after the later of (x) the Issue Date and (y) the last date that the Company or any affiliate (as defined in Rule 144 under the Securities Act) of the Company was the owner of such Notes (or any predecessor thereto).

          (g) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interest in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

SECTION 2.17.  Issuance of Additional Notes.

          The Company shall be entitled to issue Additional Notes under this Indenture which shall have identical terms as the Notes issued on the Issue Date, other than with respect to the date of issuance, issue price and amount of interest payable on the first payment date applicable thereto (and, if such Additional Notes shall be issued in the form of Exchange Notes, other than with respect to transfer restrictions); provided that such issuance is not prohibited by Section 4.04. The Initial Notes issued on the Issue Date, any Additional Notes and all Exchange Notes or Private Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

          With respect to any Additional Notes, the Company shall set forth in a Board Resolution and in an Officers' Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

            (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

            (2) the issue price, the issue date and the CUSIP number of such Additional Notes and the amount of interest payable on the first payment date applicable thereto; and

            (3) whether such Additional Notes shall be Restricted Securities and issued in the form of Initial Notes or shall be registered securities issued in the form of Unrestricted Notes.


                                 ARTICLE THREE

                                   REDEMPTION


SECTION 3.01.  Notices to Trustee.

            If the Company wants to redeem Notes pursuant to paragraph 5, 6 or 7 of the Notes at the applicable redemption price set forth thereon, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed, the redemption price and the Section of the Notes pursuant to which such redemption is being made. The Company shall give such notice to the Trustee at least 45 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02.  Selection of Notes To Be Redeemed.

            If less than all of the Notes are to be redeemed pursuant to paragraph 5 of the Notes, the Trustee shall select the Notes to be redeemed in compliance with the requirements, if any, of any securities exchange on which the Notes are listed or, on a pro rata basis, by lot or in such other manner as the Trustee shall deem fair and appropriate. Selection of the Notes to be redeemed pursuant to paragraph 6 of the Notes shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository) based on the aggregate principal amount of Notes held by each Holder. The Trustee shall make the selection from the Notes then outstanding, subject to redemption and not previously called for redemption.

            The Trustee may select for redemption pursuant to paragraph 5 or 6 of the Notes, portions of the principal amount of Notes that have denominations equal to or larger than $1,000 principal amount. Notes and portions of them the Trustee so selects shall be in amounts of $1,000 principal amount or integral multiples thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.  Notice of Redemption.

          At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Notes are to be redeemed at such Holder's registered address; provided, however, that notice of a redemption pursuant to paragraph 6 of the Notes shall be mailed to each Holder whose Notes are to be redeemed no later than 60 days after the date of the closing of the relevant Equity Offering.

          Each notice of redemption shall identify the Notes to be redeemed (including the CUSIP number thereon) and shall state:

          (1)  the Redemption Date;

          (2)  the redemption price;

          (3) the name and address of the Paying Agent to which the Notes are to be surrendered for redemption;

          (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (5) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent; and

          (6) in the case of any redemption pursuant to paragraph 5 or 6 of the Notes, if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

          At the Company's request, the Trustee shall give the notice of redemption on behalf of the Company, in the Company's name and at the Company's expense.

SECTION 3.04.  Effect of Notice of Redemption.

          Once a notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, plus accrued interest thereon, if any, to the Redemption Date, but interest installments whose maturity is on or prior to such

Redemption Date shall be payable to the Holders of record at the close of business on the relevant Interest Record Date.

SECTION 3.05.  Deposit of Redemption Price.

          At least one Business Day before the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company is its own Paying Agent, shall, on or before the Redemption Date, segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, if any, on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

          If any Note surrendered for redemption in the manner provided in the Notes shall not be so paid on the Redemption Date due to the failure of the Company to deposit with the Paying Agent money sufficient to pay the redemption price thereof, the principal and accrued and unpaid interest, if any, thereon shall, until paid or duly provided for, bear interest as provided in Sections
2.12 and 4.01 with respect to any payment default.

SECTION 3.06.  Notes Redeemed in Part.

          Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for the Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                 ARTICLE FOUR


                                   COVENANTS

SECTION 4.01.  Payment of Notes.

          The Company shall pay the principal of and interest on the Notes in the manner provided in the Notes and the Registration Rights Agreement. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Guarantor or any of their respective Affiliates) holds on that date money designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders of the Notes pursuant to the terms of this Indenture.

          The Company shall pay cash interest on overdue principal at the same rate per annum borne by the Notes. The Company shall pay cash interest on overdue installments of interest at the same rate per annum borne by the Notes, to the extent lawful, as provided in Section 2.12.

SECTION 4.02.  Maintenance of Office or Agency.

          The Company shall maintain the office or agency required by Section
2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02. The Company hereby initially designates the Trustee as its office or agency in The Borough of Manhattan, The City of New York, located at 61 Broadway, 15th Floor, New York, New York 10006 for such purposes.

SECTION 4.03.  Transactions with Affiliates.

          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to occur any transaction or series or related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates involving aggregate consideration in excess of $2.0 million (an "Affiliate Transaction"), other
                                             ---------------------
than:

          (x)  Affiliate Transactions permitted under paragraph (b) below; and

          (y) Affiliate Transactions on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company;

provided, however, that for a transaction or series of related transactions with an aggregate value of $5.0 million or more, at the Company's option, either

          (i) a majority of the disinterested members of the Board of Directors of the Company shall determine in good faith that such Affiliate Transaction is on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company; or

          (ii) the Board of Directors of the Company or any such Restricted Subsidiary party to such Affiliate Transaction shall have received an opinion from a nationally recognized investment banking firm that such Affiliate Transaction is on terms not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company;

provided, further, that for an Affiliate Transaction or series of related Affiliate Transactions with an aggregate value of $10.0 million or more, the Board of Directors of the Company or any such Restricted Subsidiary party to such Affiliate Transaction shall have received an opinion from a nationally recognized investment banking firm that such Affiliate Transaction is on terms not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company.

          (b)   The foregoing restrictions shall not apply to:

          (i) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary as determined in good faith by the Company's Board of Directors or senior management;

          (ii) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries; provided such transactions are not otherwise prohibited by this Indenture;

          (iii) transactions effected as part of a Qualified Securitization Transaction;

          (iv) any agreement as in effect as of the Issue Date or any amendment or replacement thereto or any transaction contemplated thereby (including pursuant to any amendment or replacement thereto) so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

          (v)   Restricted Payments permitted by this Indenture;

          (vi) the payment of customary management, consulting and advisory fees and related expenses made pursuant to any financial advisory, financing, underwriting or placement agreement or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which fees are approved by the Board of Directors of the Company or such Restricted Subsidiary in good faith;

          (vii) payments or loans to employees or consultants that are approved by the Board of Directors of the Company in good faith;

          (viii) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (viii) to the extent that the terms of any such amendment or new agreement are not disadvantageous to the Holders of the Notes in any material respect;

          (ix) transactions permitted by, and complying with, the provisions of Section 5.01;

          (x) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of this Indenture which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and

          (xi) any transaction with Bain Capital, Inc. or its Affiliates where the only consideration paid by the Company or any Restricted Subsidiary is Capital Stock of the Company (other than Disqualified Stock) or the Parent.

SECTION 4.04.     Incurrence of Indebtedness and Issuance of Preferred Stock.

          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any
                                                           -----
Indebtedness and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and any Restricted Subsidiary that is a Guarantor may incur Indebtedness (including Acquired Indebtedness) or the Company may issue shares of Disqualified Stock if:

          (i) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of any such Indebtedness or the issuance of any such Disqualified Stock; and

          (ii) the Consolidated Fixed Charge Coverage Ratio would have been at least 2.0 to 1.0, determined on a pro forma basis (including the pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, at the beginning of such Four-Quarter Period.

          (b) The provisions of paragraph (a) of this Section 4.04 will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Indebtedness"):
                ----------------------

          (i) the Notes (other than Additional Notes) and the Note Guarantees (other than in respect of Additional Notes) in an aggregate principal amount not to exceed $140.0 million;

          (ii) Indebtedness incurred pursuant to the Senior Credit Facility in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) not to exceed $20.0 million; provided that the amount of Indebtedness permitted to be incurred pursuant to the Senior Credit Facility in accordance with this clause (ii) shall be in addition to any Indebtedness permitted to be incurred pursuant to the Senior Credit Facility in reliance on, and in accordance with, clauses (vii), (ix) and (xv) below or pursuant to paragraph (a) above;

           (iii) other Indebtedness of the Company and its Subsidiaries outstanding on the Issue Date for so long as such Indebtedness remains outstanding;

            (iv) Interest Swap Obligations of the Company covering Indebtedness of the Company; provided that any Indebtedness to which any such Interest Swap Obligations correspond is otherwise permitted to be incurred under this Indenture; and provided, further, that such Interest Swap Obligations are entered into, in the judgment of the Company, to protect the Company from fluctuation in interest rates on its outstanding Indebtedness;

            (v)  Indebtedness of the Company under Currency Agreements;

            (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (A) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (B) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

            (vii)  with respect to any incurrence prior to February 28, 2001,
     (A) Indebtedness incurred by the Company or any of its Restricted Subsidiaries that is a Guarantor to consummate an Asset Acquisition of a Person engaged in, or assets consisting of, a Permitted Business or (B) the incurrence of Acquired Indebtedness by the Company or any of its Restricted Subsidiaries in respect of a Person engaged in a Permitted Business, in the aggregate principal amount for (A) and (B) above not to exceed $15.0 million, in each case so long as immediately after giving effect to such incurrence on a pro forma basis, the Company would have had a Consolidated Fixed Charge Coverage Ratio that is not less than the Consolidated Fixed Charge Coverage Ratio of the Company immediately prior to such incurrence; provided that in no event shall the Company's Consolidated Fixed Charge Coverage Ratio immediately after giving effect to such incurrence on a pro forma basis be less than the Company's Consolidated Fixed Charge Coverage Ratio on the Issue Date; provided, however, that if the Consolidated EBITDA relating to any such Asset Acquisition for the most recently ended four fiscal quarters prior to the consummation of such Asset Acquisition is in excess of $8.0 million of Consolidated EBITDA and the Company's Consolidated Fixed Charge Coverage Ratio immediately after giving effect to such incurrence on a pro forma basis would have been greater than 1.8 to 1.0, then the $15.0 million limitation above shall not apply to such incurrence (it being understood that for purposes of calculating the Consolidated Fixed Charge Coverage Ratio for purposes of this clause (vii) only, Pro Forma Cost Savings shall only mean those cost savings that are directly attributable to such Asset Acquisition and that are calculated on a basis that is consistent with Regulation S-X under the Securities Act);

            (viii) Guarantees by the Company and the Guarantors of each other's Indebtedness; provided that such Indebtedness is permitted to be incurred under this Indenture;

            (ix) Indebtedness (including Capital Lease Obligations) incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount outstanding not to exceed the greater of (A) $5.0 million or (B) 10% of Total Tangible Assets at the time of any incurrence thereof (including any Refinancing Indebtedness with respect thereto) (which amount may, but need not, be incurred in whole or in part under the Senior Credit Facility);

            (x) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims;

            (xi) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of the Company, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

            (xii) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business;

            (xiii) any refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale (collectively, "Refinancings" and the term
                                          ------------
     "Refinanced" shall have a correlative meaning) of existing or future
      ----------
     Indebtedness (other than Indebtedness incurred pursuant to clauses (ii),
     (iv), (v), (vi), (viii), (ix), (x), (xi), (xii), (xiv) and (xv) of this paragraph (b)), including any additional Indebtedness incurred to pay interest or premiums required by the instruments governing such existing or future Indebtedness as in effect at the time of issuance thereof ("Required
                                                                        --------
     Premiums") and fees in connection therewith ("Refinancing Indebtedness");
     --------                                      ------------------------
     provided that any such event shall not:

                   (1) directly or indirectly result in an increase in the aggregate principal amount of Permitted Indebtedness (except to the extent such increase is a result of a simultaneous incurrence of additional Indebtedness (A) to pay Required Premiums and related fees or (B) otherwise permitted to be incurred under this Indenture) of the Company and its Restricted Subsidiaries; and

                   (2) create Indebtedness with a Weighted Average Life to Maturity at the time such Indebtedness is incurred that is less than the Weighted Average Life to Maturity at such time of the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold;

     provided, further, however, that

               (x) Refinancing Indebtedness shall not include (1) Indebtedness of a Restricted Subsidiary that is not a Guarantor that Refinances Indebtedness of the Company, or (2) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary;

               (y) if the Indebtedness being Refinanced is Subordinated Indebtedness, then such Refinancing Indebtedness shall be at least as subordinated in right of payment to the Notes as the Indebtedness being Refinanced; and

               (z) Refinancing Indebtedness shall be secured only by assets of a similar type and in a similar amount to those that secured the Indebtedness so refinanced;

        (xiv) the incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is Non-Recourse Debt with respect to the Company and its other Restricted Subsidiaries (except for Standard Securitization Undertakings); and

        (xv) the incurrence of additional Indebtedness by the Company or any of its Restricted Subsidiaries and/or the issuance of Permitted Domestic Subsidiary Preferred Stock by the Company's U.S. Subsidiaries which, together with the aggregate principal amount of other indebtedness incurred pursuant to this clause (xv) and the aggregate liquidation value of all other Permitted Domestic Subsidiary Preferred Stock issued pursuant to this clause (xv), does not exceed $10.0 million at any one time outstanding (which amount, in the case of Indebtedness, may, but need not, be incurred in whole or in part under the Senior Credit Facility).

          (c) Notwithstanding paragraphs (a) and (b) above, neither the Company nor any of the Guarantors may incur any Indebtedness that is subordinated to any other Indebtedness unless such Indebtedness is expressly subordinated in right of payment to the Notes and/or the Note Guarantees, as the case may be.

          (d) For purposes of determining compliance with this Section 4.04, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through (xv) in paragraph (b) of this Section 4.04 or is entitled to be incurred pursuant to paragraph (a) of this Section 4.04, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section
4.04. In addition, the Company may, at any time, change the classification of an item of Indebtedness (or any portion thereof) to any other clause of paragraph (b) of this

Section 4.04 or to paragraph (a) of this Section 4.04 provided that the Company would be permitted to incur such item of Indebtedness (or portion thereof) pursuant to such other clause or paragraph (a), as the case may be, at such time of reclassification. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Consolidated Fixed Charges of the Company as accrued. For purposes of determining whether the requirement in clause (ii) of paragraph (b) of this Section 4.04 has been met, all Indebtedness incurred or permitted to be incurred under a revolving facility shall be deemed to have been incurred on the date such facility becomes available and not on the date of any borrowing under such facility.

SECTION 4.05.  Disposition of Proceeds of Asset Sales.

          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors);

          (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be cash or Cash Equivalents; provided that the amount of (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets; (b) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received); and
     (c) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 10% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured by the Board of Directors of the Company in good faith at the time received and without giving effect to subsequent changes in value) shall be deemed to be cash for the purposes of this provision; and

            (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either:

                   (A) to repay any Indebtedness of the Company or a Restricted Subsidiary (other than Disqualified Stock or Subordinated Indebtedness) and, in the case of any Indebtedness under any revolving credit facility, effect a commitment reduction under such revolving credit facility,

                   (B) to reinvest in Productive Assets, or

                   (C) a combination of prepayment, repurchase and investment permitted by the foregoing clauses (iii)(A) and (iii)(B).

          (b) Pending the final application of any such Net Cash Proceeds, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Cash Proceeds in Cash Equivalents. On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B) or (iii)(C) of paragraph (a) of this Section 4.05 (each, a "Net Proceeds Offer Trigger Date"), the aggregate
                            -------------------------------
amount of Net Cash Proceeds that have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clause (iii)(A), (iii)(B) and
(iii)(C) of paragraph (a) of this Section 4.05 (each a "Net Proceeds Offer
                                                        ------------------
Amount") shall be applied by the Company or such Restricted Subsidiary to make
------
an Offer to Purchase (the "Net Proceeds Offer") from all Holders on a pro rata
                           ------------------
basis that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.05. Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $10.0 million, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Net Proceeds Offer Trigger Date relating to such initial Net Proceeds Offer Amount from all Asset Sales by the Company and its Restricted Subsidiaries aggregates at least $10.0 million, at which time the Company or such Restricted Subsidiary shall apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer (the first date the ag-

-gregate of all such deferred Net Proceeds Offer Amounts is equal to $10.0 million or more shall be deemed to be a Net Proceeds Offer Trigger Date).

          (c) Notwithstanding paragraph (a) and (b) above, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 75% of the consideration for such Asset Sale constitutes Productive Assets, cash, Cash Equivalents and/or Marketable Securities and (ii) such Asset Sale is for fair market value (as determined in good faith by the Company's Board of Directors); provided that any consideration not constituting Productive Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph (c) shall be subject to the provisions of paragraphs (a) and (b) above.

          (d) Each Net Proceeds Offer shall be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture (including, without limitation, the definition of Offer to Purchase). Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of at least 20 (but not more than 30) Business Days or such longer period as may be required by law. To the extent that the aggregate amount of Notes tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use any remaining Net Proceeds Offer Amount for general corporate purposes. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero.

          (e) On or prior to the Purchase Date specified in the Offer to Purchase relating to the Net Proceeds Offer, the Company shall (i) subject to paragraph (d) of this Section 4.05, accept for payment all Notes validly tendered pursuant to the Offer, (ii) deposit with the Paying Agent or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.04, money sufficient to pay the Purchase Price of all Notes or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee for cancellation all Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent (or the Company, if so acting) shall promptly mail or deliver to Holders of Notes so accepted, payment in an amount equal to the Purchase Price for such Notes, and the Trustee shall promptly authenticate and mail or deliver to each Holder of Notes a new Note or Notes equal in principal amount to any unpurchased portion of the Note surrendered as requested by the Holder. Any Note not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The

Company shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

          (f) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.05, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.05 by virtue thereof.

SECTION 4.06.    Limitation on Restricted Payments.

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

          (i) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Qualified Capital Stock of the Company);

           (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

           (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness; or

           (iv)  make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of
                                   -------------------
and after giving effect to such Restricted Payment:

           (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

           (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable Four-Quarter Period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in paragraph
     (a) of Section 4.04; and

           (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2)(i), (3), (4), (6), (7), (8) and (9) of paragraph (b) below), is less than the sum, without duplication, of:

                   (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                   (ii) 100% of the aggregate net proceeds (including the fair market value of property other than cash as determined in good faith by the Board of Directors of the Company that would constitute Marketable Securities or a Permitted Business) received by the Company since the Issue Date as a contribution to its common equity capital (other than from a Subsidiary or that were financed with loans from the Company or any Restricted Subsidiary) or from the issue or sale of Qualified Capital Stock (including Capital Stock issued upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness) of the Company (excluding any net proceeds from an Equity Offering or capital contribution to the extent used to redeem Notes in accordance with the optional redemption provisions of the Notes) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into Qualified Capital Stock (other than Qualified Capital Stock (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company), plus

                   (iii) 100% of the aggregate net proceeds (including the fair market value of property other than cash that would constitute Marketable Securities or a Permitted Business) of any (A) sale or other disposition of Restricted Investments made by the Company and its Restricted Subsidiaries or (B) dividend from, or the sale of the stock of, an Unrestricted Subsidiary.

          (b) Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph (a) above will not prohibit:

          (1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or notice of such redemption if the dividend or payment of the redemption price, as the case may be, would have been permitted on the date of declaration or notice;

          (2) if no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, the acquisition of any shares of Capital Stock of the Company (the "Retired Capital Stock") or
                                                  ---------------------
     Subordinated Indebtedness, either (i) solely in exchange for shares of Qualified Capital Stock of the Company (the "Refunding Capital Stock"), or
                                                  -----------------------
     (ii) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company, and, in the case of subclause (i) of this clause (2), if immediately prior to the retirement of the Retired Capital Stock the declaration and payment of dividends thereon was permitted under clause (3) of this paragraph (b), the declaration and payment of dividends on the Refunding Capital Stock in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement; provided that at the time of the declaration of any such dividends on the Refunding Capital Stock, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

               (3) if no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness, either (i) solely in exchange for Subordinated Indebtedness which is permitted to be incurred pursuant to
     Section 4.04, or (ii) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of Subordinated Indebtedness of the Company permitted to be incurred pursuant to Section 4.04;

               (4) if no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date (including, without limitation, the declaration and payment of dividends on Refunding Capital Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph (b)); provided that, at the time of such issuance, the Company, after giving effect to such issuance on a pro forma basis, would have had a Consolidated Fixed Charge
     Coverage Ratio of at least 2.0 to 1.0 for the most recent Four-Quarter Period;

               (5) payments to Parent for the purpose of permitting, and in an amount equal to the amount required to permit, Parent to redeem or repurchase Parent's common equity or options in respect thereof, in each case in connection with the repurchase provisions of employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that all such redemptions or repurchases pursuant to this clause (5) shall not exceed $7.5 million (which amount shall be increased by the amount of any net cash proceeds received from the sale since the Issue Date of Equity Interests (other than Disqualified Stock) to members of the Company's management team that have not otherwise been applied to the payment of Restricted Payments pursuant to the terms of clause (c) of the preceding paragraph (a) and by the cash proceeds of any "key-man" life insurance policies which are used to make such redemptions or repurchases) in the aggregate since the Issue Date; provided, further, that the cancellation of Indebtedness owing to the Company from members of management of the Company or any of its Restricted Subsidiaries in connection with such a repurchase of Capital Stock of Parent will not be deemed to constitute a Restricted Payment under this Indenture;

               (6) the making of distributions, loans or advances to Parent in an amount not to exceed $750,000 per annum in order to permit Parent to pay the ordinary operating expenses of Parent (including, without limitation, directors' fees, indemnification obligations, professional fees and expenses, but excluding any payments on or repurchases of the Seller Note);

               (7) payments to Parent in respect of taxes pursuant to the terms of the Tax Allocation Agreement as in effect on the Issue Date and as amended from time to time pursuant to amendments that do not increase the amounts payable by the Company or any of its Restricted Subsidiaries thereunder;

               (8) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof;

               (9) payments in connection with the Recapitalization and related transactions (as described under "Use of Proceeds" in the Final Offering Memorandum);

               (10) if no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company would be permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.04(a), other Restricted Payments in an aggregate amount not to exceed $5.0 million since the Issue Date; and

               (11) if no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, payments to Parent to allow Parent to contemporaneously redeem, repurchase or otherwise retire the Seller Note; provided that immediately after giving effect to such payment on a pro forma basis, the Company would have had a Consolidated Fixed Charge Coverage Ratio of at least 2.75 to 1.0.

          In determining the aggregate amount of Restricted Payments made subsequent to the date of this Indenture in accordance with clause (c) of the preceding paragraph (a), (i) amounts expended pursuant to clauses (1), (2)(ii),
(5), (10) and (11) shall be included in such calculation; provided such expenditures pursuant to clause (4) shall not be included to the extent of the cash proceeds received by the Company from any "key-man" life insurance policies and (ii) amounts expended pursuant to clauses (2)(i), (3), (4), (6), (7), (8) and (9) shall be excluded from such calculation.

               (c) The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under paragraph (a) of this Section 4.06. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

               (d) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

SECTION 4.07.    Corporate Existence.

               Subject to Article Five, the Company shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Restricted Subsidiary in accordance with the respective organizational documents of each such Restricted Subsidiary and the rights (charter and statutory) and material franchises of the Company and the Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or fran-chise, or the corporate existence of any Restricted Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole; provided, further, however, that a determination of the Board of Directors of the Company shall not be required in the event of a merger of one or more Wholly Owned Restricted Subsidiaries of the Company with or into another Wholly Owned Restricted Subsidiary of the Company or another Person, if the surviving Person is a Wholly Owned Restricted Subsidiary of the Company organized under the laws of the United States or a State thereof or of the District of Columbia or, in the case of a Foreign Subsidiary, the jurisdiction of incorporation or organization of such Foreign Subsidiary. This Section 4.07 shall not prohibit the Company from taking any other action otherwise permitted by, and made in accordance with, the provisions of this Indenture.

SECTION 4.08.  Conduct of Business.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any businesses a majority of whose revenues are not derived from the same or reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

SECTION 4.09.  Notice of Defaults.

          (a) In the event that any Indebtedness of the Company or any of its Subsidiaries is declared due and payable before its maturity because of the occurrence of any default (or any event which, with notice or lapse of time, or both, would constitute such a default) under such Indebtedness, the Company shall promptly give written notice to the Trustee of such declaration, the status of such default or event and what action the Company is taking or proposes to take with respect thereto.

          (b) Upon becoming aware of any Default or Event of Default, the Company shall promptly deliver an Officers' Certificate to the Trustee specifying the Default or Event of Default.

SECTION 4.10.  Compliance Certificate.

          The Company shall deliver to the Trustee within 120 days after the close of each fiscal year a certificate signed by the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company has been made under the supervision of the signing officers with a view to determining whether a Default or Event of Default has occurred and whether or not the signers know of any Default or Event of Default by the Company that occurred during such fiscal year. If they do know of such a Default or Event of Default, the certificate shall describe all such Defaults or Events of Default, their status and the action the Company is taking or proposes to take with respect thereto. The first certificate to be delivered by the Company pursuant to this Section 4.10 shall be for the fiscal year ending February 29, 2000.

SECTION 4.11.  Provision of Financial Information.

          Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.12.  Change of Control.

          (a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to an Offer to Purchase (the "Change of Control Offer") at an offer price in cash
                        -----------------------
equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase. Within 30 days following any Change of Control, the Company shall mail the Offer to Purchase to each

Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such Offer pursuant to the procedures required by this Indenture and described in such Offer. Each Holder shall be entitled to tender all or any portion of the Notes owned by such Holder pursuant to the Change of Control Offer, subject to the requirement that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

          (b) On or prior to the Purchase Date specified in the Offer to Purchase relating to the Change of Control Offer, the Company shall (i) accept for payment all Notes or portions thereof validly tendered pursuant to the Offer, (ii) deposit with the Paying Agent or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.04, money sufficient to pay the Purchase Price of all Notes or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee for cancellation all Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent (or the Company, if so acting) shall promptly mail or deliver to Holders of Notes so accepted, payment in an amount equal to the Purchase Price for such Notes, and the Trustee shall promptly authenticate and mail or deliver to each Holder of Notes a new Note or Notes equal in principal amount to any unpurchased portion of the Note surrendered as requested by the Holder. Any Note not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

          (c) Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer upon a Change of Control (i) if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company (including, without limitation, the definitions of Offer to Purchase) and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) the Company exercises its option to purchase all the Notes upon a Change of Control as set forth in paragraph 5 or 7 of the Notes.

SECTION 4.13.  [Intentionally Omitted]

SECTION 4.14. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

          The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on or in respect of its Capital Stock, (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company, or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of:

          (1)  applicable law;

          (2)  this Indenture;

          (3) non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

          (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

          (5) agreements existing on the Issue Date (including, without limitation, the Senior Credit Facility);

          (6) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;

          (7) restrictions imposed by any agreement to sell assets or Capital Stock permitted under this Indenture to any Person pending the closing of such sale;

          (8) any agreement or instrument governing Capital Stock of any Person that is in effect on the date such Person is acquired by the Company or a Restricted Subsidiary of the Company;

          (9) any Purchase Money Note, or other Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity;

          (10) Indebtedness incurred after the Issue Date in accordance with the terms of this Indenture; provided that the restrictions contained in the agreements, governing such new Indebtedness are ordinary and customary with respect to the type of Indebtedness being incurred (under the relevant circumstances);

          (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (12) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (c) of this Section 4.14;

          (13) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

          (14) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) of this Section 4.14; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company's Board of Directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

SECTION 4.15.    Limitation on Liens.

          The Company shall not, and shall not cause or permit any Restricted Subsidiary to create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, unless
(i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Notes are equally and ratably secured, except for (A) Liens existing as of the Issue Date and any extensions, renewals or replacements thereof; (B) Liens securing (x) Indebtedness incurred under the Senior Credit Facility and (y) Hedging Obligations so long as the only assets securing such Hedging Obligations are assets securing the Senior Credit Facility; (C) Liens securing the Notes and the Note Guarantees; (D) Liens securing intercompany Indebtedness of the Company or a Restricted Subsidiary of the Company on assets of any Subsidiary of the Company; (E) Liens securing Indebtedness that is incurred to refinance Indebtedness that was secured by a Lien permitted under this Indenture that was incurred in accordance with the provisions of this Indenture; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced; and (F) Permitted Liens.

SECTION 4.16.  Limitation on Guarantees by Restricted Subsidiaries.

          The Company shall not cause or permit any of the Restricted Subsidiaries (whether existing on the Issue Date or created or acquired thereafter), directly or indirectly, to guarantee the payment of any Indebtedness of the Company ("Other Indebtedness") or become a primary obligor
                              ------------------
under any Senior Credit Facility unless such Restricted Subsidiary (A) is a Guarantor or (B) simultaneously executes and delivers a supplemental indenture to this Indenture pursuant to which it will become a Guarantor under this Indenture; provided that if such Other Indebtedness is (i) pari passu in right of payment with the Notes, the Note Guarantee of such Restricted Subsidiary shall be pari passu in right of payment with the Guarantee of the Other Indebtedness; or (ii) Subordinated Indebtedness, the Note Guarantee of such Restricted Subsidiary shall be senior in right of payment to the Guarantee of the Other Indebtedness (which Guarantee of such Subordinated Indebtedness shall provide that such Guarantee is subordinated to the Note Guarantee of such Restricted Subsidiary to the same extent and in the same manner as the Other Indebtedness is subordinated to the Notes); provided, further, that each Guarantor as of the Issue Date and each Restricted Subsidiary issuing a Note Guarantee after the Issue Date will be automatically and unconditionally released and discharged from its obligations under such Note Guarantee upon the release or discharge of, in the case of Guarantors as of the Issue Date, the Guarantee of such Guarantor of the Senior Credit Facility, and in the case of Restricted Subsidiaries issuing a Note Guarantee after the Issue Date, the Guarantee of the Other Indebtedness or the primary obligations under any Senior Credit Facility, as applicable, that resulted in the creation of such Note Guarantee; provided however, that any such release of a Note Guarantee shall only be effective if after giving effect to such release of a Note Guarantee such Restricted Subsidiary will have no Indebtedness outstanding other than (i) Indebtedness permitted to be incurred pursuant to clause (ix) of paragraph (b) of Section 4.04 and (ii) other Indebtedness not to exceed $5.0 million in aggregate principal amount outstanding. The Company may, at any time, cause a Restricted Subsidiary to become a Guarantor by executing and delivering a supplemental indenture providing for the Guarantee of payment of the Notes by such Restricted Subsidiary on the basis provided in this Indenture.

SECTION 4.17.  Payment of Taxes and Other Claims.

          The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Re-stricted Subsidiaries or properties of it or any of its Restricted Subsidiaries and (ii) any lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Restricted Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and for which adequate reserves, to the extent required under GAAP, have been taken.

SECTION 4.18.        Maintenance of Properties and Insurance.

            (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain its material properties in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section 4.18 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is in good faith judgment of the Board of Directors of the Company or the Restricted Subsidiary, as the case may be, desirable in the conduct of their respective business and is not disadvantageous in any material respect to the Holders.

            (b) The Company shall provide or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss of damage of the kinds that, in the good faith judgment of the Board of Directors of the Company, are adequate and appropriate for the conduct of the business of the Company and such Restricted Subsidiaries of the Company in a prudent manner, with reputable insurers or with the government of the United States of America or any agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Board of Directors of the Company, for companies similarly situated in the industry.

SECTION 4.19.        Compliance with Laws.

            The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United Sates of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, take as a whole.

SECTION 4.20.      Waiver of Stay, Extension or Usury Laws.

          The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or any such Guarantor, as the case may be, from paying all or any portion of the principal of or interest on the Notes or performing its Note Guarantee, as the case may be, and as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each Guarantor, if any, hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power are though no such law had been enacted.

                                 ARTICLE FIVE

                        MERGERS; SUCCESSOR CORPORATION

SECTION 5.01.      Mergers, Sale of Assets, etc.

          (a) The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless:

          (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

          (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Registration Rights Agreement, the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

          (iii) immediately after such transaction no Default or Event of Default exists; and

          (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company and except in the case of a merger entered into solely for the purpose of reincorporating the Company in another jurisdiction, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable Four-Quarter Period, either (A) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.04(a) or (B) have a Consolidated Fixed Charge Coverage Ratio that is not less than the Consolidated Fixed Charge Coverage Ratio of the Company immediately prior to such transaction; provided that this clause (B) shall not apply if such Consolidated Fixed Charge Coverage Ratio is less than the Company's Consolidated Fixed Charge Coverage Ratio as of the Issue Date.

            (b) No Guarantor (other than a Guarantor whose Note Guarantee is to be released in accordance with the terms of its Note Guarantee and this Indenture as provided in Section 10.03) may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

            (i) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, this Indenture and the Registration Rights Agreement;

            (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and

            (iii) either (A) the Company would be permitted by virtue of the Company's pro forma Consolidated Fixed Charge Coverage Ratio, immediately after giving effect to such transaction on a pro forma basis, to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.04(a) or (B) the Company, immediately after giving effect to such transaction on a pro forma basis, would have a Consolidated Fixed Charge Coverage Ratio that is not less than the Consolidated Fixed Charge Coverage Ratio of the Company immediately prior to such transaction; provided that this clause (B) shall not apply if such

     Consolidated Fixed Charge Coverage Ratio is less than the Company's Consolidated Fixed Charge Coverage Ratio as of the Issue Date.

          (c) Except as set forth in paragraphs (a) and (b) above, this Indenture will not prohibit the merger of two of the Company's Restricted Subsidiaries or the merger of a Restricted Subsidiary into the Company.

SECTION 5.02.      Successor Corporation Substituted.

          In the event of any transaction (other than a lease) described in and complying with the conditions listed in Section 5.01 in which the Company or a Guarantor, as the case may be, is not the surviving person and the surviving person is to assume all the Obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement or of such Guarantor under its Note Guarantee, this Indenture and the Registration Rights Agreement, as the case may be, pursuant to a supplemental indenture, such surviving person shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company shall be discharged from its Obligations under this Indenture and the Notes or such Guarantor shall be discharged from its Obligations under this Indenture and its Note Guarantee, as the case may be.


                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.      Events of Default.

          Each of the following shall be an "Event of Default" for purposes of
                                             ----------------
this Indenture:

          (i) the failure to pay interest on any Notes when the same becomes due and payable if the default continues for a period of 30 days;

          (ii) the failure to pay the principal on any Notes when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

          (iii) a default in the observance or performance of any other covenant or agreement contained in this Indenture if the default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes;

         (iv) the failure to pay at final stated maturity (giving effect to any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary (other than a Securitization Entity), which failure continues for at least 10 days, or the acceleration of the maturity of any such Indebtedness, which acceleration remains uncured and unrescinded for at least 10 days, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $5.0 million or more at any time;

         (v) one or more judgments in an aggregate amount in excess $5.0 million shall have been rendered against the Company or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

         (vi) except as permitted by this Indenture, any Note Guarantee of a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee;

         (vii) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law: (i) admits in writing its inability to pay its debts generally as they become due; (ii) commences a voluntary case or proceeding; (iii) consents to the entry of an order for relief against it in an involuntary case or proceeding; (iv) consents or acquiesces in the institution of a bankruptcy or insolvency proceeding against it; (v) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (vi) makes a general assignment for the benefit of its creditors, or any of them takes any action to authorize or effect any of the foregoing; and

         (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Significant Subsidiary in an involuntary case or proceeding; (ii) appoints a Custodian of the Company or any Significant Subsidiary for all or substantially all of its property; or (iii) orders the liquidation of the Company or any Significant Subsidiary; and in each case the order or decree remains unstayed and in effect for 60 days; provided, however, that if the entry of such order or decree is appealed and dismissed on appeal, then the Event of

     Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured ;

          The term "Bankruptcy Law" means Title 11, U.S. Code or any similar
                    --------------
Federal, state or foreign law for the relief of debtors.  The term "Custodian"
                                                                    ---------
means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

SECTION 6.02.  Acceleration.

          If an Event of Default with respect to the Notes (other than an Event of Default with respect to the Company described in clauses (vii) or (viii) of
Section 6.01) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes, by notice in writing to the Company, may declare the unpaid principal of (and premium, if any) and accrued interest to the date of acceleration on all the outstanding Notes to be due and payable immediately and, upon any such declaration, such principal amount (and premium, if any) and accrued interest, notwithstanding anything contained in this Indenture or the Notes to the contrary, will become immediately due and payable. If an Event or Default specified in clauses (vii) or (viii) of Section 6.01 with respect to the Company occurs under this Indenture, the Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Notes.

          After a declaration of acceleration, but before a judgment or decree of the money due in respect of the Notes has been obtained, the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default (other than the nonpayment of principal of and interest on the Notes which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.  Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.

No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.  Waiver of Past Default.

          Subject to Sections 2.09 and 6.07, prior to the declaration of acceleration of the Notes, the Holders of not less than a majority in aggregate principal amount of the outstanding Notes by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Note as specified in clauses (i) and (ii) of Section 6.01 or a Default in respect of any term or provision of this Indenture that may not be amended or modified without the consent of each Holder affected as provided in Section 9.02. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This paragraph of this Section 6.04 shall be in lieu of (S) 316(a)(1)(B) of the TIA and such (S) 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

          Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture and the Notes, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05.  Control by Majority.

          Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of another Holder, it being understood that the Trustee shall have no duty (subject to Section 7.01) to ascertain whether or not such actions or forebearances are unduly prejudicial to such holders, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction. This Section
6.05 shall be in lieu of (S) 316(a)(1)(A) of the TIA, and such (S) 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

SECTION 6.06.    Limitation on Suits.

          A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

          (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (ii) the Holders of at least 25% in aggregate principal amount of the outstanding Notes make a written request to the Trustee to pursue a remedy;

          (iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (v) during such 60-day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07.    Rights of Holders To Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of or interest on a Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.    Collection Suit by Trustee.

          If an Event of Default in payment of principal or interest specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  Trustee May File Proofs of Claim.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditors' committee.

SECTION 6.10.  Priorities.

          If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

          First: to the Trustee for amounts due under Section 7.07;

          Second: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

          Third: to the Company.

          The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to the Holders pursuant to this
Section 6.10.

SECTION 6.11.  Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate principal amount of the outstanding Notes, or to any suit instituted by any Holder for the enforcement or the payment of the principal or interest on any Notes on or after the respective due dates expressed in the Note.

                                 ARTICLE SEVEN


                                    TRUSTEE

SECTION 7.01.  Duties of Trustee.

          (a) If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

          (b)  Except during the continuance of a Default:

          (1) The Trustee shall not be liable except for the performance of such duties as are specifically set forth herein; and

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01;

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive from such Holders an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.  Rights of Trustee.

          Subject to Section 7.01:

          (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel, which shall conform to the provisions of Section 13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (c) The Trustee may act through attorneys and agents of its selection and shall not be responsible for the misconduct or negligence of any agent or attorney (other than an agent who is an employee of the Trustee) appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

          (e) Before the Trustee acts or refrains from acting, it may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

          (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

          (h) The Trustee shall not be deemed to have notice of any Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture. As used herein, the term "actual knowledge" means the actual fact or
                                      ------ ---------
statement of knowing, without any duty to make any investigation with regard thereto.

          (i) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

          (j) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful misconduct.

SECTION 7.03.  Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, subject to
Section 7.10 hereof. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.04.  Trustee's Disclaimer.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Com-pany's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee's certificate of authentication.

SECTION 7.05.  Notice of Defaults.

          If a Default or an Event of Default occurs and is continuing and the Trustee has actual knowledge of such Defaults or Events of Default, the Trustee shall mail to each Holder notice of the Default or Event of Default within 30 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of or interest on any Note or a Default or Event of Default in complying with Section 5.01, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Holders. This
Section 7.05 shall be in lieu of the proviso to (S) 315(b) of the TIA and such proviso to (S) 315(b) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

SECTION 7.06.  Reports by Trustee to Holders.

          If required by TIA (S) 313(a), within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a report dated as of such May 15 that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S) 313(b), (c) and (d).

          A copy of each such report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange, if any, on which the Notes are listed.

          The Company shall promptly notify the Trustee in writing if the Notes become listed on any stock exchange or of any delisting thereof.

SECTION 7.07.  Compensation and Indemnity.

          The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Company and the Trustee shall from time to time agree in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances, including all costs and expenses of collection (including reasonable fees, disbursements and expenses of its agents and outside counsel) incurred or made by it in addition to the compensation for its services except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or willful misconduct. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and outside counsel and any taxes or other expenses incurred by a trust created pursuant to Section 8.01 hereof.

          The Company shall indemnify the Trustee for, and hold it harmless against any and all loss, damage, claims, liability or expense, including taxes (other than franchise taxes imposed on the Trustee and taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Company's expense; provided, however, that the Company's reimbursement obligation with respect to counsel employed by the Trustee will be limited to the reasonable fees and expenses of such counsel.

          The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of its own negligence or willful misconduct.

          To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of or interest on particular Notes or the Purchase Price or redemption price of any Notes to be purchased pursuant to an Offer to Purchase or redeemed.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(vii) or (viii) occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's obligations under this
Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article Eight and any rejection or termination under any Bankruptcy Law.

SECTION 7.08.  Replacement of Trustee.

          The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

          (a)  the Trustee fails to comply with Section 7.10;

          (b) the Trustee is adjudged a bankrupt or an insolvent under any Bankruptcy Law;

          (c) a custodian or other public officer takes charge of the Trustee or its property; or

          (d)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. As promptly as practicable after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in
Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  Successor Trustee by Merger, etc.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking corporation, the resulting, surviving or transferee corporation or banking corporation without any further act shall be the successor Trustee.

SECTION 7.10.  Eligibility; Disqualification.

          This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA (S)(S) 310(a)(1) and 310(a)(2). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA (S) 310(b), the Trustee and the Company shall comply with the provisions of TIA (S) 310(b); provided, however, that there shall be excluded from the operation of TIA (S) 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article Seven.

SECTION 7.11.  Preferential Collection of Claims Against Company.

          The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

                                 ARTICLE EIGHT


                             DISCHARGE OF INDENTURE

SECTION 8.01.  Termination of Company's Obligations.

          The Company may terminate its and the Guarantors' substantive obligations in respect of the Notes by delivering all outstanding Notes to the Trustee for cancellation and paying all sums payable by it on account of principal of, premium, if any, and interest on all

Notes or otherwise. In addition to the foregoing, with respect to the creation of the defeasance trust provided for in the following clause (i), the Company may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in Section 6.01(vii) or (viii), occurs at any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)), terminate its and the Guarantors' substantive obligations in respect of Article Four (other than Sections 4.01, 4.02, 4.07, 4.10, 4.11, 4.17, 4.18, 4.19 and 4.20)
and Sections 5.01(a)(iii) and (iv) and 5.01(b)(ii) and (iii) and any Event of Default specified in Section 6.01(iii) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient (without reinvestment) to pay all remaining Indebtedness on the Notes, (ii) delivering to the Trustee either an Opinion of Counsel or a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations, (iii) delivering to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this Section 8.01 will not result in any of the Company, the Trustee or the trust created by the Company's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended (the "Investment
                                                                    ----------
Company Act"), and (iv) delivering to the Trustee an Officers' Certificate and
-----------
an Opinion of Counsel each stating compliance with all conditions precedent provided for herein. In addition, with respect to the creation of the defeasance trust provided for in the following clause (i), the Company may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in Section 6.01(vii) or (viii), occurs at any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)), terminate all of its and the Guarantors' substantive obligations in respect of the Notes (including its obligations to pay the principal of and interest on the Notes and the Guarantors' Note Guarantee thereof) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient (without reinvestment) to pay all remaining Indebtedness on the Notes, (ii) delivering to the Trustee either a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations or an Opinion of Counsel addressed to the Trustee based upon such a ruling or based on a change in the applicable Federal tax law since the date of this Indenture to such effect,
(iii) delivering to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this Section 8.01 will not result in any of the Company, the Trustee or the trust created by the Company's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act and (iv) delivering to the Trus-tee an Officers' Certificate and an Opinion of Counsel each stating compliance with all conditions precedent provided for herein.

          Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10, 2.13, 4.01 (but not with respect to termination of substantive obligations pursuant to the third sentence of the foregoing paragraph), 4.02, 7.07, 7.08, 8.03 and 8.04 shall survive until the Notes are no longer outstanding. Thereafter the Company's obligations in Sections 7.07, 8.03 and 8.04 shall survive.

          After such delivery or irrevocable deposit and delivery of an Officers' Certificate and Opinion of Counsel, the Trustee upon request shall acknowledge in writing the discharge of the Company's and the Guarantors' obligations under the Notes and this Indenture except for those surviving obligations specified above.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the United States Government Obligations deposited pursuant to this Section 8.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

SECTION 8.02.  Application of Trust Money.

          The Trustee shall hold in trust money or United States Government Obligations deposited with it pursuant to Section 8.01, and shall apply the deposited money and the money from United States Government Obligations in accordance with this Indenture solely to the payment of principal of and interest on the Notes.

SECTION 8.03.  Repayment to Company.

          Subject to Sections 7.07 and 8.01, the Trustee shall promptly pay to the Company upon written request any excess money held by it at any time. The Trustee shall pay to the Company upon written request any money held by it for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee before being required to make any payment may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another per-son and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 8.04.  Reinstatement.

          If the Trustee is unable to apply any money or United States Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and the Guarantors' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.01 until such time as the Trustee is permitted to apply all such money or United States Government Obligations in accordance with Section 8.01; provided, however, that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or United States Government Obligations held by the Trustee.

                                  ARTICLE NINE


                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  Without Consent of Holders.

          The Company and the Guarantors, when authorized by a resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any Holder:

            (i)    cure any ambiguity, defect or inconsistency;

            (ii) provide for uncertificated Notes in addition to or in place of certificated Notes;

            (iii) provide for the assumption of the Company's Obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets;

            (iv) make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder;

            (v) comply with requirements of the Commission to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

            (vi) to evidence the succession of another Person to any Guarantor and the assumption by any such successor of the covenants of such Guarantor herein and in the Note Guarantee in connection with any transaction complying with Article Five of this Indenture;

            (vii)   to secure the Notes pursuant to the requirements of Section
     4.15 or otherwise; or

            (viii) to reflect the release of a Guarantor from its obligations with respect to its Note Guarantee in accordance with the provisions of
     Section 10.03 and to add a Guarantor pursuant to the requirements of
     Section 4.16;

provided, however, that the Company has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02.  With Consent of Holders.

          Subject to Section 6.07, the Company and the Guarantors, when authorized by a resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to Section 6.07, the Holders of a majority in principal amount of the outstanding Notes may waive compliance by the Company or any Guarantor with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

          (a) change the maturity of the principal of or any installment of interest on any such Note or alter the optional redemption or repurchase provisions of any such Note or this Indenture in a manner adverse to the Holders of the Notes;

          (b)  reduce the principal amount of (or the premium) of any such Note;

          (c) reduce the rate of or extend the time for payment of interest on any such Note;

          (d) change the place or currency of payment of principal of (or premium) or interest on any such Note;

          (e) modify any provisions of Section 6.04 (other than to add sections of this Indenture or the Notes subject thereto) or the right of the Holders of Notes to institute suit for the enforcement of any payment on or with respect to any such Note or any Note Guarantee in respect thereof or the modification and amendment provisions of this Indenture and the Notes (other than to add sections of this Indenture or the Notes which may not be amended, supplemented or waived without the consent of each Holder therein affected);

          (f) reduce the percentage of the principal amount of outstanding Notes necessary for amendment to or waiver of compliance with any provision of this Indenture or the Notes or for waiver of any Default in respect thereof;

          (g) waive a default in the payment of principal of, interest on, or redemption payment with respect to, the Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in Section
     6.02 and a waiver of the payment default that resulted from such acceleration);

          (h) modify the ranking or priority of any Note or the Note Guarantee in respect thereof of any Guarantor in any manner adverse to the Holders of the Notes; or

          (i) release any Significant Subsidiary that is a Guarantor from any of its obligations under its Note Guarantee or this Indenture otherwise than in accordance with this Indenture.

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03.  Compliance with Trust Indenture Act.

          Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 9.04.  Record Date for Consents and Effect of Consents.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Notes entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then those persons who were Holders of Notes at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders of such Notes after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Trustee is entitled to rely upon any electronic instruction from beneficial owners to the Holders of any Global Security.

          After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (i) of Section 9.02. In that case the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

SECTION 9.05.  Notation on or Exchange of Notes.

          If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.  Trustee To Sign Amendments, etc.

          The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company and the Guarantors, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity reasonably satisfactory to it.

                                  ARTICLE TEN


                                 NOTE GUARANTEE

SECTION 10.01.  Unconditional Note Guarantee.

          Each Guarantor hereby unconditionally, jointly and severally, guarantees (each, a "Note Guarantee") to each Holder of a Note authenticated by
                     --------------
the Trustee and to the Trustee and its successors and assigns that: the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Notes, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in
Section 10.04. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture, and this Note Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purpose of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forth become due and payable by each Guarantor for the purpose of this Note Guarantee.

SECTION 10.02.  Severability.

          In case any provision of this Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.03.  Release of a Guarantor.

          If (i) subject to the requirements of Section 5.01(a), all or substantially all of the assets of any Guarantor or all of the Equity Interests of any Guarantor are sold (including by issuance or otherwise) by the Company in a transaction constituting an Asset Sale and (x) the Net Cash Proceeds from such Asset Sale are used in accordance with Section 4.05 or (y) the Company delivers to the Trustee an Officers' Certificate to the effect that the Net Cash Proceeds from such Asset Sale shall be used in accordance with Section 4.05 and within the time limits specified by Section 4.05 or (ii) the conditions set forth in
Section 4.16 for the release of the Note Guarantee of any Guarantor have been satisfied, then such Guarantor (in the case of (i) or (ii)) or the corporation acquiring such assets (in the case of (i)) shall be released and discharged from all obligations under this Indenture and the Notes without any further action required on the part of the Trustee or any Holder. The Trustee shall, at the sole cost and expense of the Company and upon receipt at the reasonable request of the Trustee of an Opinion of Counsel that the provisions of this Section
10.03 have been complied with, deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 10.03. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Notes and the other obligations of the Company hereunder as provided in this Article Ten.

SECTION 10.04.  Limitation of Guarantor's Liability.

          Each Guarantor, and by its acceptance hereof each Holder and the Trustee, hereby confirms that it is the intention of all such parties that the guarantee by such Note Guarantor pursuant to its Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the obligations of each Guarantor under its Note Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to Section 10.05, result in the obligations of such Guar-antor under its Note Guarantee not constituting such a fraudulent transfer or conveyance under Federal or State law.

SECTION 10.05.  Contribution.

          In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the Note
                                          -----------------
Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount, based on the net assets of each Guarantor (including the Funding Guarantor), determined in accordance with GAAP, subject to Section 10.04, for all payments, damages and expenses incurred by such Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Guarantor's obligations with respect to the Note Guarantee.

SECTION 10.06.  Execution of Note Guarantee.

          To further evidence their Note Guarantee to the Holders, each of the Guarantors hereby agree to execute a Note Guarantee to be endorsed on each Note ordered to be authenticated and delivered by the Trustee. Each Note Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a Note Guarantee. Each such Note Guarantee shall be signed on behalf of each Guarantor by its Chairman of the Board, its President or one of its Vice Presidents prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Note Guarantee on behalf of such Guarantor.
Such signature upon the Note Guarantee may be manual or facsimile signature of such officer and may be imprinted or otherwise reproduced on the Note Guarantee, and in case such officer who shall have signed the Note Guarantee shall cease to be such officer before the Note on which such Note Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Note Guarantee had not ceased to be such officer of such Guarantor.

SECTION 10.07.  Subordination of Subrogation and Other Rights.

          Each Guarantor hereby agrees that any claim against the Company that arises from the payment, performance or enforcement of such Guarantor's obligations under its Note Guarantee or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Guarantor shall be made before, the payment in full in cash of all outstanding Notes in accordance with the provisions provided therefor in this Indenture.

                                 ARTICLE ELEVEN


                                 MISCELLANEOUS

SECTION 11.01.  Trust Indenture Act Controls.

          This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

          The provisions of TIA (S)(S) 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 11.02.  Notices.

          Any notice or communication shall be sufficiently given if in writing and delivered in person, by facsimile and confirmed by overnight courier, or mailed by first-class mail addressed as follows:

          if to the Company or to the Guarantors:

          Mattress Discounters Corporation
          9822 Fallard Court
          Upper Marlboro, MD  20772

          Attention:  Chief Financial Officer

          Facsimile:   (301) 856-4591
          Telephone:  (301) 856-6755

          with a copy, which shall not constitute notice, to:

          Kirkland & Ellis
          Citicorp Center
          153 East 53rd Street
          New York, NY  10022

          Attention:  Lance Balk, Esq.

          Facsimile:   (212) 446-4950
          Telephone:  (212) 446-4900

          if to the Trustee:

          State Street Bank and Trust Company
          Goodwin Square, 225 Asylum Street, 23rd Floor
          Hartford, CT  06103

          Attention:  Corporate Trust Administration

          Facsimile:   (880) 244-1889
          Telephone:  (860) 244-1813

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed, first-class, postage prepaid, to a Holder including any notice delivered in connection with TIA (S) 310(b), TIA (S) 313(c), TIA (S) 314(a) and TIA (S) 315(b), shall be mailed to him at his address as set forth on the Security Register and shall be sufficiently given to him if so mailed within the time prescribed. To the extent required by the TIA, any notice or communication shall also be mailed to any Person described in TIA (S) 313(c).

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03.  Communications by Holders with Other Holders.

          Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA (S) 312(c).

SECTION 11.04.  Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

            (1) an Officers' Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 11.05.  Statements Required in Certificate.

          Each certificate with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (1) a statement that the person making such certificate has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

            (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 11.06.  Rules by Trustee, Paying Agent, Registrar.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 11.07.  Governing Law.

          The laws of the State of New York shall govern this Indenture, the Notes and the Note Guarantees.

SECTION 11.08.  No Recourse Against Others.

          A director, officer, employee or stockholder, as such, of the Company or any of its Affiliates shall not have any liability for any obligations of the Company or any of its Affiliates under the Notes, the Note Guarantee of such Guarantor or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Note Guarantees.

SECTION 11.09.  Successors.

          All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of each Guarantor in this Indenture and such Guarantor's Note Guarantee shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.10.  Counterpart Originals.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.11.  Severability.

          In case any provision in this Indenture, in the Notes or in the Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

SECTION 11.12.  No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.13.  Legal Holidays.

          If a payment date is a not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period.


                       [Signature Pages Follow]

                                  SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                              MATTRESS DISCOUNTERS CORPORATION, as the Issuer


                              By: /s/ Michael Krupka
                                 -----------------------------------------------
                                 Name: Michael Krupka
                                 Title: Vice President

                              T.J.B., INC.
                              THE BEDDING EXPERTS, INC.,
                              as Guarantors


                              By: /s/ Michael Krupka
                                 -----------------------------------------------
                                 Name: Michael Krupka
                                 Title: Vice President

                              STATE STREET BANK AND TRUST COMPANY, as Trustee


                              By: /s/ Laurel Melody - Casasanta
                                 -----------------------------------------------
                                 Name: Laurel Melody - Casasanta
                                 Title: Assistant Vice President

                                                                       EXHIBIT A
                                                                       ---------

                          [FORM OF SERIES A SECURITY]

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY OTHER DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE

TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE
(D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER (A FORM OF WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE) COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

          FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, (1) THE ISSUE PRICE IS $963.77; (2) THE AMOUNT OF THE ORIGINAL ISSUE DISCOUNT IS $36.33; (3) THE ISSUE DATE IS AUGUST 6, 1999; AND (4) THE YIELD TO MATURITY IS 13.714% (COMPOUNDED SEMI-ANNUALLY).

                        MATTRESS DISCOUNTERS CORPORATION
                     12 5/8% Senior Note due 2007, Series A

                                                             CUSIP No.:[       ]

No. [         ]                                                     $[         ]

          MATTRESS DISCOUNTERS CORPORATION, a Delaware corporation (the "Company", which term includes any successor corporation), for value received
 -------
promises to pay to [    ] or registered assigns, the principal sum of [    ]
Dollars, on July 15, 2007.

          Interest Payment Dates: January 15 and July 15, commencing on January 15, 2000.

          Interest Record Dates:  January 1 and July 1.

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

                                       MATTRESS DISCOUNTERS CORPORATION


                                       By:
                                          -----------------------------
                                          Name:
                                          Title:

                                       By:
                                          -----------------------------
                                          Name:
                                          Title:

Dated: August 6, 1999

          This is one of the 12 5/8% Senior Notes due 2007, Series A, described in the within-mentioned Indenture.

Dated: August 6, 1999
                                        STATE STREET BANK AND TRUST COMPANY,
                                          as Trustee


                                        By:
                                           ---------------------------------
                                           Authorized Signatory

                             (REVERSE OF SECURITY)


                        MATTRESS DISCOUNTERS CORPORATION

                     12 5/8% Senior Note due 2007, Series A

1.  Interest.
    --------

          MATTRESS DISCOUNTERS CORPORATION, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the
 -------
rate per annum shown above. Cash interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 6, 1999. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing January 15, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal from time to time on demand and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand, in each case at the rate borne by the Notes

2.  Method of Payment.
    -----------------

          The Company shall pay interest on the Notes (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However,
                                                 -----------------
the Company may pay principal and interest by wire transfer of Federal funds (provided that the Paying Agent shall have received wire instructions on or prior to the relevant Interest Record Date), or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.  Paying Agent and Registrar.
    --------------------------

          Initially, State Street Bank and Trust Company (the "Trustee") will
                                                               -------
act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar with-out notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar.

4.  Indenture and Note Guarantees.
    -----------------------------

          The Company issued the Notes under an Indenture, dated as of August 6, 1999 (the "Indenture"), by and among the Company, the Guarantors and the
           ---------
Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Note is one of a duly authorized issue of Notes of the Company designated as its 12 5/8% Senior Notes due 2007, Series A (the "Initial Notes"). The Initial Notes are initially being issued in the aggregate
--------------
principal amount of $140,000,000. The Company shall be entitled to issue Additional Notes pursuant to Section 2.l7 of the Indenture. The Notes include the Initial Notes, the Private Exchange Notes (as defined in the Indenture) and the Unrestricted Notes (as defined below) issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes, the Additional Notes and the Unrestricted Notes are treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect
                                                            ---
on the date of the Indenture (except as otherwise indicated in the Indenture) until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are senior unsecured obligations of the Company.

          Payment on the Notes is guaranteed (each, a " Note Guarantee"), on a
                                                        --------------
senior subordinated basis, jointly and severally, by each Restricted Subsidiary of the Company existing on the Issue Date (each, a "Guarantor") pursuant to
                                                    ---------
Article Ten of the Indenture. In addition, in certain circumstances subject to certain exceptions, the Indenture requires the Company to cause each Restricted Subsidiary formed, created or acquired after the Issue Date to become a party to the Indenture as a Guarantor and guarantee payment on the Notes pursuant to Article Ten of the Indenture. In certain circumstances, the Note Guarantees may be released.

5.  Optional Redemption.
    -------------------

          Except as described in paragraphs 6 and 7 below, the Notes are not redeemable prior to July 15, 2004. The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after July 15, 2004, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the Redemption Date (subject to the right of holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date) if redeemed during the 12-month period beginning on July 15 of the years indicated below:

       Year                                           Percentage
       ----                                           ----------
       2004                                             106.313%
       2005                                             103.156%
       2006 and thereafter                              100.000%

6.  Optional Redemption upon Equity Offerings.
    --------------------------------------------

          In addition, at any time and from time to time on or prior to July 15, 2002, the Company may redeem in the aggregate up to 35% of the aggregate principal amount of the Notes originally issued (including the original principal amount of any Additional Notes) with the net cash proceeds of one or more Equity Offerings at a redemption price in cash equal to 112.625% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that at least 65% of the aggregate principal amount of the Notes originally issued (including the original principal amount of any Additional Notes) must remain outstanding immediately after giving effect to each such redemption (excluding any Notes held by the Company or any of its Affiliates). Notice of any such redemption must be given within 60 days after the date of the closing of the relevant Equity Offering.

7.  Optional Redemption Upon Change of Control.
    ------------------------------------------

          At any time prior to July 15, 2004, the Notes may also be redeemed, as a whole but not in part, at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption.

          "Applicable Premium" means, with respect to any Note on any redemption
           ------------------
date, the greater of (i) 1.0% of the principal amount of such Note or (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such Note at July 15, 2004 (such redemption price being set forth under paragraph 5 above) plus (2) all required interest payments due on such Note through July 15, 2004 (excluding accrued but unpaid in-terest), computed using a discount rate equal to the Treasury Rate at such redemption date plus 50 basis points over (B) the principal amount of such Note, if greater.

          "Treasury Rate" means, as of any redemption date, the yield to
           -------------
maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to July 15, 2004; provided, however, that if the period from such redemption date to July 15, 2004 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

8.  Notice of Redemption.
    --------------------

          Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. The Trustee may select for redemption portions of the principal amount of Notes that have denominations equal to or larger than $1,000 principal amount. Notes and portions of them the Trustee so selects shall be in amounts of $1,000 principal amount or integral multiples thereof.

          If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Company has deposited with the Paying Agent for the Notes funds in satisfaction of the redemption price pursuant to the Indenture and the Paying Agent is not prohibited from paying such funds to the Holders pursuant to the terms of the Indenture.

9.  Change of Control Offer.
    -----------------------

          Following the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall, within 30
                      ----------------------
days after the Change of Control Date, make an Offer to Purchase all Notes then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment
Date).

10.  Limitation on Disposition of Assets.
     -----------------------------------

          The Company is, subject to certain conditions and certain exceptions, obligated to make an Offer to Purchase Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the Interest Relevant Record Date to receive interest due on the relevant Interest Payment Date) with the proceeds of certain asset dispositions.

11.  Denominations; Transfer; Exchange.
     ---------------------------------

          The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

12.  Persons Deemed Owners.
     ---------------------

          The registered Holder of a Note shall be treated as the owner of it for all purposes.

13.  Unclaimed Funds.
     ---------------

          If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

14.  Legal Defeasance and Covenant Defeasance.
     ----------------------------------------

          The Company and the Guarantors may be discharged from their obligations under the Indenture, the Notes and the Note Guarantees, except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture, the Notes and the Note Guarantees, in each case upon satisfaction of certain conditions specified in the Indenture.

15.  Amendment; Supplement; Waiver.
     -----------------------------

          Subject to certain exceptions, the Indenture, the Notes and the Note Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes and the Note Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Note.

16.  Restrictive Covenants.
     ---------------------

          The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or certain other related persons. The limitations are subject to a number of important qualifications and exceptions. The Company must report annually to the Trustee on compliance with such limitations.

17.  Defaults and Remedies.
     ---------------------

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture, the Notes or the Note Guarantees except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Notes or the Note Guarantees unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

18.  Trustee Dealings with Company.
     -----------------------------

          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

19.  No Recourse Against Others.
     --------------------------

          No director, officer, employee or stockholder, as such, of the Company or any of its Affiliates shall have any liability for any obligation of the Company or any of its Affiliates under the Notes, the Note Guarantee of such Guarantor or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Note Guarantees.

20.  Authentication.
     --------------

          This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

21.  Abbreviations and Defined Terms.
     -------------------------------

          Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

22.  CUSIP Numbers.
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

23.  Registration Rights.
     -------------------

          Pursuant to the Registration Rights Agreement, the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for a 12 5/8% Senior Note due

2007, Series B, of the Company (an "Unrestricted Note") which have been
                                    -----------------
registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Notes. The Holders shall be entitled to receive certain liquidated damages in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

24.  Governing Law.
     -------------

          The laws of the State of New York shall govern the Indenture, this Note and any Note Guarantee thereof.

                            [FORM OF NOTE GUARANTEE]

                                SENIOR GUARANTEE

          The Guarantor (as defined in the Indenture referred to in the Note upon which this notation is endorsed) hereby unconditionally guarantees on a senior basis (such Guarantee by the Guarantor being referred to herein as the "Note Guarantee") the due and punctual payment of the principal of, premium, if
---------------
any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Notes, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture.

          The obligations of the Guarantor to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Note Guarantee therein made.

          This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which this Note Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

          This Note Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

          This Note Guarantee is subject to release upon the terms set forth in the Indenture.

                                       T.J.B., INC.
                                       THE BEDDING EXPERTS, INC.


                                       By:
                                          -------------------------------
                                          Name:
                                          Title:

                                ASSIGNMENT FORM

I or we assign and transfer this Note to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee or transferee)

--------------------------------------------------------------------------------
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint ________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:___________________           Signed:

                                    -----------------------------------
                                        (Signed exactly as name appears
                                        on the other side of this Note)

Signature Guarantee:

--------------------
                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.05 or Section 4.12 of the Indenture, check the appropriate box:

Section 4.05 [      ]

Section 4.12 [      ]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.05 or Section 4.12 of the Indenture, state the amount: $_____________

Dated:___________________      Your Signature:
                                              ------------------------
                                         (Signed exactly as name appears
                                         on the other side of this Note)

Signature Guarantee:

--------------------
                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                   SCHEDULE OF EXCHANGES OF CERTIFICATED NOTES
                   -------------------------------------------


The following exchanges of a part of this Global Note for certificated Notes have been made:

                                              Number of
                                              Notes of
             Amount of        Amount of       this Global
             decrease in      increase in     Note               Signature of
             Number of        Number of       following          authorized
Date of      Notes of this    Notes of this   such decrease      officer of
Exchange     Global Note      Global Note     (or increase)      Trustee
--------------------------------------------------------------------------------

                                                                       EXHIBIT B
                                                                       ---------

                          [FORM OF SERIES B SECURITY]

                        MATTRESS DISCOUNTERS CORPORATION
                     12 5/8% Senior Note due 2007, Series B

                                                             CUSIP No.:[       ]

No. [         ]                                                     $[         ]

          MATTRESS DISCOUNTERS CORPORATION, a Delaware corporation (the "Company", which term includes any successor corporation), for value received
 -------
promises to pay to [     ] or registered assigns, the principal sum of [      ]
Dollars, on July 15, 2007.

          Interest Payment Dates: January 15 and July 15, commencing on January 15, 2000.

          Interest Record Dates:  January 1 and July 1.

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

                                       MATTRESS DISCOUNTERS CORPORATION


                                       By:
                                          -----------------------------
                                          Name:
                                          Title:


                                       By:
                                          -----------------------------
                                          Name:
                                          Title:


Dated:  [          ]

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

          This is one of the 12 5/8% Senior Notes due 2007, Series B, described in the within-mentioned Indenture.

Dated: [       ]
                                            STATE STREET BANK AND TRUST COMPANY,
                                            as Trustee


                                            By:
                                               ---------------------------------
                                               Authorized Signatory

                             (REVERSE OF SECURITY)

                       MATTRESS DISCOUNTERS CORPORATION

                    12 5/8% Senior Note due 2007, Series B

1.  Interest.
    --------

          MATTRESS DISCOUNTERS CORPORATION, a Delaware corporation (the

"Company"), promises to pay interest on the principal amount of this Note at the
 -------
rate per annum shown above. Cash interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 6, 1999. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing January 15, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal from time to time on demand and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand, in each case at the rate borne by the Notes

2.  Method of Payment.
    -----------------

          The Company shall pay interest on the Notes (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However,
                                                 -----------------
the Company may pay principal and interest by wire transfer of Federal funds (provided that the Paying Agent shall have received wire instructions on or prior to the relevant Interest Record Date), or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.  Paying Agent and Registrar.
    --------------------------

          Initially, State Street Bank and Trust Company (the "Trustee") will
                                                               -------
act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar with-out notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar.

4.  Indenture and Note Guarantees.
    -----------------------------

          The Company issued the Notes under an Indenture, dated as of August 6, 1999 (the "Indenture"), by and among the Company, the Guarantors and the
           ---------
Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The Initial Notes are initially being issued in the aggregate principal amount of $140,000,000. This Note is one of a duly authorized issue of Notes of the Company designated as its 12 5/8% Senior Notes due 2007, Series B (the "Unrestricted Notes"). The Company shall be entitled to
                         ------------------
issue Additional Notes pursuant to Section 2.17 of the Indenture. The Notes include the 12 5/8% Senior Notes due 2007, Series A (the "Initial Notes"), the
                                                          -------------
Private Exchange Notes (as defined in the Indenture) and the Unrestricted Notes. The Initial Notes, the Additional Notes, the Private Exchange Notes and the Unrestricted Notes are treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the
                                      ---
Indenture (except as otherwise indicated in the Indenture) until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are senior unsecured obligations of the Company.

          Payment on the Notes is guaranteed (each, a "Note Guarantee"), on a
                                                       --------------
senior basis, jointly and severally, by each Restricted Subsidiary of the Company existing on the Issue Date (each, a "Guarantor") pursuant to Article Ten
                                             ---------
of the Indenture. In addition, in certain circumstances subject to certain exceptions, the Indenture requires the Company to cause each Restricted Subsidiary formed, created or acquired after the Issue Date to become a party to the Indenture as a Guarantor and guarantee payment on the Notes pursuant to Article Ten of the Indenture. In certain circumstances, the Note Guarantees may be released.

5.  Optional Redemption.
    -------------------

          Except as described in paragraphs 6 and 7 below, the Notes are not redeemable prior to July 15, 2004. The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after July 15, 2004, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the Redemption Date (subject to the right of holders of record on the relevant Interest Rec-ord Date to receive interest due on the relevant Interest Payment Date) if redeemed during the 12-month period beginning on July 15 of the years indicated below:

        Year                                                Percentage
        ----                                                ----------
        2004                                                 106.313%
        2005                                                 103.156%
        2006 and thereafter                                  100.000%

6.  Optional Redemption upon Equity Offerings.
    -----------------------------------------

          In addition, at any time and from time to time on or prior to July 15, 2002, the Company may redeem in the aggregate up to 35% of the aggregate principal amount of the Notes originally issued (including the original principal amount of any Additional Notes) with the net cash proceeds of one or more Equity Offerings at a redemption price in cash equal to 112.625% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that at least 65% of the aggregate principal amount of the Notes originally issued (including the original principal amount of any Additional Notes) must remain outstanding immediately after giving effect to each such redemption (excluding any Notes held by the Company or any of its Affiliates). Notice of any such redemption must be given within 60 days after the date of the closing of the relevant Equity Offering.

7.  Optional Redemption Upon Change of Control.
    ------------------------------------------

          At any time prior to July 15, 2004, the Notes may also be redeemed, as a whole but not in part, at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption.

          "Applicable Premium" means, with respect to any Note on any redemption
           ------------------
date, the greater of (i) 1.0% of the principal amount of such Note or (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such Note at July 15, 2004 (such redemption price being set forth under paragraph 5 above) plus (2) all required interest payments due on such Note through July 15, 2004 (excluding accrued but unpaid in-terest), computed using a discount rate equal to the Treasury Rate at such redemption date plus 50 basis points over (B) the principal amount of such Note, if greater.

          "Treasury Rate" means, as of any redemption date, the yield to
           -------------
maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to July 15, 2004; provided, however, that if the period from such redemption date to July 15, 2004 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

8.  Notice of Redemption.
    --------------------

          Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. The Trustee may select for redemption portions of the principal amount of Notes that have denominations equal to or larger than $1,000 principal amount. Notes and portions of them the Trustee so selects shall be in amounts of $1,000 principal amount or integral multiples thereof.

          If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Company has deposited with the Paying Agent for the Notes funds in satisfaction of the redemption price pursuant to the Indenture and the Paying Agent is not prohibited from paying such funds to the Holders pursuant to the terms of the Indenture.

9.  Change of Control Offer.
    -----------------------

          Following the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall within 30 days
                      ----------------------
after the Change of Control Date, make an Offer to Purchase all Notes then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment
Date).

10.  Limitation on Disposition of Assets.
     -----------------------------------

          The Company is, subject to certain conditions and certain exceptions, obligated to make an Offer to Purchase Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the Interest Relevant Record Date to receive interest due on the relevant Interest Payment Date) with the proceeds of certain asset dispositions.

11.  Denominations; Transfer; Exchange.
     ---------------------------------

          The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

12.  Persons Deemed Owners.
     ---------------------

          The registered Holder of a Note shall be treated as the owner of it for all purposes.

13.  Unclaimed Funds.
     ---------------

          If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

14.  Legal Defeasance and Covenant Defeasance.
     ----------------------------------------

          The Company and the Guarantors may be discharged from their obligations under the Indenture, the Notes and the Note Guarantees, except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture, the Notes and the Note Guarantees, in each case upon satisfaction of certain conditions specified in the Indenture.

15.  Amendment; Supplement; Waiver.
     -----------------------------

          Subject to certain exceptions, the Indenture, the Notes and the Note Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes and then Note Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Note.

16.  Restrictive Covenants.
     ---------------------

          The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or certain other related persons. The limitations are subject to a number of important qualifications and exceptions. The Company must report annually to the Trustee on compliance with such limitations.

17.  Defaults and Remedies.
     ---------------------

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture, the Notes or the Note Guarantees except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Notes or the Note Guarantees unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

18.  Trustee Dealings with Company.
     -----------------------------

          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

19.  No Recourse Against Others.
     --------------------------

          No, director, officer, employee or stockholder, as such, of the Company or any of its Affiliates shall have any liability for any obligation of the Company or any of its Affiliates under the Notes, the Note Guarantee of such Guarantor or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Note Guarantees.

20.  Authentication.
     --------------

          This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

21.  Abbreviations and Defined Terms.
     -------------------------------

          Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

22.  CUSIP Numbers.
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

23.  Governing Law.
     -------------

          The laws of the State of New York shall govern the Indenture, this Note and any Note Guarantee thereof.

                         [FORM OF SECURITY GUARANTEE]

                               SENIOR GUARANTEE

          The Guarantor (as defined in the Indenture referred to in the Note upon which this notation is endorsed) hereby unconditionally guarantees on a senior basis (such Guarantee by the Guarantor being referred to herein as the "Note Guarantee") the due and punctual payment of the principal of, premium, if
---------------
any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Notes, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture.

          The obligations of the Guarantor to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Note Guarantee therein made.

          This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which this Note Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

          This Note Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

          This Note Guarantee is subject to release upon the terms set forth in the Indenture.

                                 T.J.B., INC.

                                 THE BEDDING EXPERTS, INC.

                                 By:_______________________________________
                                 Name:
                                 Title:

                                ASSIGNMENT FORM

I or we assign and transfer this Note to

_______________________________________________________________________________

_______________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)


_______________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint _______________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:___________________           Signed:

                                    ___________________________________________
                                          (Signed exactly as name appears
                                          on the other side of this Note)

Signature Guarantee:

______________
              Participant in a recognized Signature Guarantee
              Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.05 or Section 4.12 of the Indenture, check the appropriate box:

Section 4.05 [      ]

Section 4.12 [      ]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.05 or Section 4.12 of the Indenture, state the amount: $_____________

Dated:___________________      Your Signature:__________________________
                                         (Signed exactly as name appears
                                         on the other side of this Note)

Signature Guarantee:

______________
              Participant in a recognized Signature Guarantee
              Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                   SCHEDULE OF EXCHANGES OF CERTIFICATED NOTES
                   -------------------------------------------


The following exchanges of a part of this Global Note for certificated Notes have been made:

                                               Number of
                                               Notes of
             Amount of        Amount of        this Global
             decrease in      increase in      Note              Signature of
             Number of        Number of        following         authorized
Date of      Notes of this    Notes of this    such decrease     officer of
Exchange     Global Note      Global Note      (or increase)     Trustee
--------------------------------------------------------------------------------

                                                                       EXHIBIT C
                                                                       ---------

                     FORM OF LEGEND FOR GLOBAL SECURITIES

          Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.16 OF THE INDENTURE.

                                                                       EXHIBIT D
                                                                       ---------

                   CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                   OR REGISTRATION OF TRANSFER OF SECURITIES

     Re:  12 5/8% Senior Notes due 2007 (the
          "Notes"), of Mattress Discounters Corporation
          ---------------------------------------------

          This Certificate relates to $_______ principal amount of Notes held in the form of* ___ a beneficial interest in a Global Security or* _______ Physical Notes by ______ (the "Transferor").

The Transferor:*

    [ ]   has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Physical Security or Physical Securities in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

    [ ]   has requested that the Registrar by written order to exchange or register the transfer of a Physical Security or Physical Securities.

          In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Notes and the restrictions on transfers thereof as provided in Section 2.16 of such Indenture, and that the transfer of the Notes does not require registration under the Securities Act of 1933, as amended (the "Act"), because*:

    [ ]   Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.16 of the Indenture).

    [ ]   Such Note is being transferred to a "qualified institutional buyer"
(as defined in Rule 144A under the Act), in reliance on Rule 144A.

    [ ]   Such Note is being transferred to an institutional "accredited investor" (within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Act) which delivers a certificate to the Trustee in the form of Exhibit E to the Indenture.
---------

    [ ]   Such Note is being transferred in reliance on Rule 144 under the Act.

    [ ]   Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Act other than Rule 144A or Rule 144 under the Act to a person other than an institutional "accredited investor." [An Opinion of

Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.]

                              ______________________________
                              [INSERT NAME OF TRANSFEROR]
                              By:  __________________________
                                   [Authorized Signatory]

Date:  _____________
       *Check applicable box.

                                                                       EXHIBIT E
                                                                       ---------

                  Form of Transferee Letter of Representation
                  -------------------------------------------

Mattress Discounters Corporation
c/o State Street Bank & Trust Company
Goodwin Square, 225 Asylum Street
Hartford, CT  06103

Attention:  Corporate Trust Administrator

Dear Sirs:

          This certificate is delivered to request a transfer of $________ principal amount of the 12 5/8% Senior Notes due 2007 (the "Notes") of Mattress Discounters Corporation (the "Company"). Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

          Name:_______________________________

          Address:____________________________

          Taxpayer ID Number:_________________

          The undersigned represents and warrants to you that:

          1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933 (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination
                                              ------------------------------
Date") only (a) to the Company, (b) pursuant to a registration statement which
----
has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to
    ---
whom notice is given that the transfer is being made in reliance on Rule 144A,
(d) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Notes of $250,000, (e) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (d) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certificates and/or other information satisfactory to the Company and the Trustee.

Dated:  ______________________       TRANSFEREE:  _________________________

                                     By:  _________________________________

                                                                       EXHIBIT F
                                                                       ---------

                           Form of Certificate To Be
                            Delivered in Connection
                          with Regulation S Transfers
                                                           _______________, ____

Mattress Discounters Corporation
c/o State Street Bank & Trust Company
Goodwin Square, 225 Asylum Street
Hartford, CT  06103
Attention:  Corporate Trust Administrator

Re:  MATTRESS DISCOUNTERS CORPORATION (the "Company")
12 5/8% Senior Notes due 2007, Series A and
12 5/8% Senior Notes due 2007, Series B (the "Notes")
-----------------------------------------------------

Ladies and Gentlemen:

          In connection with our proposed sale of $____________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Notes was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

                              Very truly yours,

                              [Name of Transferor]

                              By:  _________________________
                                   [Authorized Signatory]


                                      F-3